                                                                    EXHIBIT 10.9



                                   CAMINUS LLC


                                CREDIT AGREEMENT


                                  JUNE 23, 1999

                                   $5,000,000


                                FLEET BANK, N.A.

                                     LENDER

                                TABLE OF CONTENTS

                                                                                                           PAGE
                                                ARTICLE I.
                                     DEFINITIONS AND ACCOUNTING TERMS
   Section 1.01. Defined Terms...........................................................................    1
   Section 1.02. Other Definitional Provisions...........................................................   23
   Section 1.03. Types and Classes of Loans..............................................................   23

                                               ARTICLE II.
                                                  LOANS

   Section 2.01. Loans...................................................................................   24
   Section 2.02. Use of Proceeds.........................................................................   24
   Section 2.03. Procedures for Borrowings and Disbursements.............................................   25
   Section 2.04. Notes...................................................................................   25

                                               ARTICLE III.
                                            GENERAL PROVISIONS

   Section 3.01. Fees....................................................................................   26
   Section 3.02. Interest................................................................................   26
   Section 3.03. Principal Payments; Reduction of Commitments; and Termination of Commitments............   27
   Section 3.04. Optional and Mandatory Prepayments......................................................   28
   Section 3.05. Late Charges and Default Interest.......................................................   30
   Section 3.06. Requirements of Law.....................................................................   30
   Section 3.07. Illegality..............................................................................   31
   Section 3.08. Limitation on Types of Loans............................................................   31
   Section 3.09. Compensation............................................................................   32
   Section 3.10. Taxes...................................................................................   32
   Section 3.11. Computations............................................................................   33
   Section 3.12. Payments................................................................................   33
   Section 3.13. Lending Offices.........................................................................   34
   Section 3.14. Set-Offs, Etc...........................................................................   34

                                               ARTICLE IV.
                                           CONDITIONS PRECEDENT

   Section 4.01. Conditions Precedent to the Revolving Loan..............................................   35
   Section 4.02. Conditions Precedent to all Loans.......................................................   39

                                                ARTICLE V.
                                      REPRESENTATIONS AND WARRANTIES

   Section 5.01. Financial Condition.....................................................................   40
   Section 5.02. No Change...............................................................................   41
   Section 5.03. Compliance with Law.....................................................................   41


   Section 5.04. Necessary Action; Consent; Enforceable Obligations......................................   41
   Section 5.05. No Legal Bar............................................................................   42
   Section 5.06. No Material Litigation..................................................................   42
   Section 5.07. No Default..............................................................................   42
   Section 5.08. Ownership of Property; Liens............................................................   43
   Section 5.09. Indebtedness and Liens..................................................................   43
   Section 5.10. Intellectual Property, Material Authorizations and Capitalization Documents.............   43
   Section 5.11. No Burdensome Restrictions..............................................................   44
   Section 5.12. Taxes...................................................................................   44
   Section 5.13. Insurance...............................................................................   44
   Section 5.14. ERISA...................................................................................   44
   Section 5.15. Capitalization of Company...............................................................   44
   Section 5.16. Subsidiaries............................................................................   44
   Section 5.17. Investment Company Act..................................................................   45
   Section 5.18. Holding Company Act.....................................................................   45
   Section 5.19. Name Change.............................................................................   45
   Section 5.20. Brokers.................................................................................   45
   Section 5.21. Environmental Matters...................................................................   45
   Section 5.22. Accuracy and Completeness of Information................................................   46
   Section 5.23. Labor Relations.........................................................................   47
   Section 5.24. Year 2000 Problem.......................................................................   47

                                               ARTICLE VI.
                                          AFFIRMATIVE COVENANTS

   Section 6.01. Maintenance of Existence................................................................   47
   Section 6.02. Maintenance of Financial Records........................................................   47
   Section 6.03. Maintenance of Properties...............................................................   48
   Section 6.04. Maintenance of Insurance................................................................   48
   Section 6.05. Compliance with Laws....................................................................   48
   Section 6.06. Right of Inspection.....................................................................   48
   Section 6.07. Reporting Requirements and Notices......................................................   49
   Section 6.08. Additional Collateral...................................................................   52
   Section 6.09. Environmental Covenants.................................................................   52
   Section 6.10. Certain Obligations Regarding Subsidiaries; Further Assurances Covenants................   54
   Section 6.11. Additional Capital Contributions........................................................   55
   Section 6.12. Post-Closing Obligations................................................................   55

                                               ARTICLE VII.
                                            NEGATIVE COVENANTS

   Section 7.01. Liens...................................................................................   55
   Section 7.02. Indebtedness............................................................................   56
   Section 7.03. Disposition of Assets...................................................................   57
   Section 7.04. Consolidations, Mergers, etc............................................................   57
   Section 7.05. Investments and Permitted Acquisitions..................................................   57
   Section 7.06. Restricted Payments.....................................................................   59
   Section 7.07. Guarantee Obligations...................................................................   59
   Section 7.08. Transaction With Affiliates.............................................................   59

   Section 7.09. Lines of Business.......................................................................   60
   Section 7.10. Use of Proceeds.........................................................................   60
   Section 7.11. Issuance and Sale of Securities.........................................................   60
   Section 7.12. Negative Pledge Clauses.................................................................   60
   Section 7.13. Accounting Changes......................................................................   60
   Section 7.14. Financial Covenants.....................................................................   60
   Section 7.15. Modification of Certain Documents.......................................................   61
   Section 7.16. Optional Payments.......................................................................   61

                                              ARTICLE VIII.
                                      EVENTS OF DEFAULT AND REMEDIES

   Section 8.01. Events of Default.......................................................................   61
   Section 8.02. Remedies on Event of Default............................................................   64

                                               ARTICLE IX.
                                              MISCELLANEOUS

   Section 9.01. Notices, Etc............................................................................   64
   Section 9.02. No Waiver; Remedies.....................................................................   65
   Section 9.03. Amendments, Etc.........................................................................   65
   Section 9.04. Successors and Assigns..................................................................   65
   Section 9.05. Assignments and Participation...........................................................   66
   Section 9.06. Expenses; Indemnity; Damage Waiver......................................................   66
   Section 9.07. SUBMISSION TO JURISDICTION..............................................................   68
   Section 9.08. WAIVER OF JURY TRIAL....................................................................   68
   Section 9.09. GOVERNING LAW...........................................................................   68
   Section 9.10. Survival................................................................................   69
   Section 9.11. Captions................................................................................   69
   Section 9.12. Severability of Provisions..............................................................   69
   Section 9.13. Entire Agreement........................................................................   69
   Section 9.14. Usury Limitations.......................................................................   69
   Section 9.15. Interpretation and Construction.........................................................   69
   Section 9.16. Counterparts............................................................................   70
   Section 9.17. Confidentiality.........................................................................   70

          SCHEDULES

          Schedule A           Commitments
          Schedule 1(A)        Capitalization
          Schedule 1(B)        Subsidiaries
          Schedule 2           Intellectual Property, Material Authorizations,
                               Capitalization Documents and Other Material
                               Agreements
          Schedule 3           Disclosures
          Schedule 4           Existing Indebtedness and Liens
          Schedule 5           Real Property Interests


          EXHIBITS

          Exhibit A-1          Form of Revolving Note
          Exhibit A-2          Form of Working Capital Note
          Exhibit B-1          Borrowing Notice
          Exhibit B-2          Eurodollar Notice
          Exhibit B-3          Borrowing Base Certificate
          Exhibit C-1          Company Security Agreement
          Exhibit C-2          Subsidiary Security Agreement
          Exhibit D            UK Security Agreement
          Exhibit E            Subsidiary Guarantee
          Exhibit F-1          Company Pledge Agreement
          Exhibit F-2          Subsidiary Pledge Agreement
          Exhibit G-1          Quarterly Compliance Certificate
          Exhibit G-2          Annual Compliance Certificate
          Exhibit H            Perfection Certificate
          Exhibit I-1          Opinion of principal counsel
          Exhibit I-2          Opinion of UK counsel
          Exhibit J            Management Subordination Agreement

                                CREDIT AGREEMENT


         CREDIT AGREEMENT, dated as of June 23, 1999, between CAMINUS LLC (formerly known as GFI Caminus LLC and Caminus Energy Ventures LLC), a Delaware limited liability company (the "Company"), and FLEET BANK, N.A., a national banking association organized under the laws of the United States (the "Lender").

                  P R E L I M I N A R Y  S T A T E M E N T S:

         WHEREAS, the Company and its Subsidiaries are engaged in the business of developing, installing and maintaining software products and related equipment and systems for use primarily in the energy industry and for the trading of energy-related assets, providing strategic consulting services in the foregoing areas, and engaging in substantially related activities and services and extensions thereof (collectively, the "Company Business");

         WHEREAS, the Company has requested the Lender to extend to the Company senior secured credit facilities in an aggregate principal sum of up to $5,000,000 to be used for, among other things, the refinancing of certain indebtedness of the Company and for certain other purposes, all as more specifically identified below; and

         WHEREAS, the Lender has agreed to the request of the Company, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I.

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

         "Account" or "Accounts Receivable" means any right to payment for goods sold or leased or for services, including but not limited to "accounts" as defined in Section 9-106 of the UCC in effect as of the date hereof in the State of New York, whether or not such right is evidenced by notes, instruments or chattel paper and whether or not it has been earned by performance.

         "Acquisition" means, with respect to the Company or any Subsidiary, (i) the acquisition of the Capital Stock of another Person who is incorporated or organized under the laws of any state of the United States, and/or (ii) the acquisition of all or substantially all of the assets of another Person or of a separate operating unit or division of another Person.

         "Acquisition Agreements" means, collectively, with respect to each Acquisition, the respective purchase and sale and similar and related agreements which set forth the terms and conditions of such Acquisition, subject to Section
7.15 hereof, as amended, supplemented or modified from time to time.

         "Adjusted Eurodollar Rate" means a per-annum rate equal to the Eurodollar Rate plus the Applicable Margin for Eurodollar Loans.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote five percent (5%) or more of the securities having ordinary voting power for the election of directors (or similar governing body) of such Person, or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Aggregate Outstanding Revolving Extensions of Credit" means, as to the Lender at any time during the Revolving Loan Commitment Period, an amount equal to the aggregate principal amount of all Revolving Loans then outstanding.

         "Agreement" means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

         "Applicable Lending Office" means, for the Lender and for each Type of Loan, the "Lending Office" of the Lender (or of an affiliate of the Lender) designated for such Type of Loan on the signature pages hereof or such other office of the Lender (or of an affiliate of the Lender) as the Lender may from time to time specify to the Lender and the Company as the office by which its Loans of such Type are to be made and maintained.

         "Applicable Margin" means the percentages applicable to Eurodollar Loans based on the Consolidated Senior Funded Leverage Ratio as follows:

                  Consolidated Senior Funded              Applicable Margin
                        Leverage Ratio                     Eurodollar Loans
                        --------------                     ----------------
             Equal to or greater than 3.00                      3.00%
             Less than 3.00 but equal to or
             greater than 2.00                                  2.75%
             Less than 2.00                                     2.50%

         The Consolidated Senior Funded Leverage Ratio shall be calculated by the Company as of the end of each Fiscal Quarter and shall be reported to the Lender pursuant to the Quarterly Compliance Certificate referred to in Section 6.07(d)(2) hereof and delivered with the Company's financial statements for such Fiscal Quarter referred to in Section 6.07(b) hereof. The Applicable Margin shall in each case be based upon the Consolidated Senior Funded Leverage Ratio as of the end of the Company's most recently ended Fiscal Quarter and shall be adjusted, if necessary, effective as of the first day of the calendar month immediately following the delivery of each of the Quarterly Compliance Certificate and the financial statements referenced above for such Fiscal Quarter; provided that, in the event that the financial statements and the Quarterly Compliance Certificate required to be delivered pursuant to Section 6.07(b) and Section 6.07(d)(2), as applicable, are not delivered when due, then during the period from the date such financial statements and Quarterly Compliance Certificate were due until the date five Business Days after the date upon which they are actually delivered to the Lender, the Applicable Margin shall be the maximum amount set forth in the table above. Notwithstanding the foregoing, the initial Applicable Margin shall be 3.00% per annum, and shall not be adjusted based on the Consolidated Senior Funded Leverage Ratio determined for any Fiscal Quarter ending prior (or nearest) to September 30, 1999.

         "Available Revolving Loan Commitment" means, as to the Lender at any time during the Revolving Loan Commitment Period, the excess, if any, of (i) such Lender's Revolving Loan Commitment, over (ii) the Aggregate Outstanding Revolving Extensions of Credit.

         "Available Working Capital Loan Commitment" means, as to the Lender at any time during the Working Capital Loan Commitment Period, the excess, if any, of (i) such Lender's Maximum Working Capital Borrowing Commitment, over (ii) the aggregate principal amount of all Working Capital Loans made by such Lender then outstanding.

         "Base Rate" means the variable per annum rate of interest from time to time announced by the Lender at the Principal Office as its prime commercial lending rate (it being acknowledged by the Company that such rate is a reference rate only and does not necessarily represent the lowest or best rate actually charged to any customer on commercial borrowings). Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate and the Lender agrees to provide written notice to the Company of each change in the Base Rate.

         "Base Rate Loans" means Loans that bear interest at rates based upon the Base Rate.

         "Borrowing Base" means, at any time, an amount equal to 85% of all Eligible Accounts outstanding at such time, minus the lesser of (i) $500,000 and
(ii) the Aggregate Outstanding Revolving Extensions of Credit.

         "Borrowing Base Certificate" means a certificate executed by a Responsible Officer of the Company in substantially the form of Exhibit B-3 hereto.

         "Borrowing Date" means any Business Day specified in a Borrowing Notice pursuant to Section 2.03(a) hereof as a date on which the Company requests the Lender to make Loans hereunder; provided that the Borrowing Date with respect to the Revolving Loans shall be the Closing Date.

         "Borrowing Notice" means a loan request and certificate executed by a Responsible Officer of the Company in substantially the form of Exhibit B-1 hereto.

         "Business Day" means (i) any day other than a Saturday, Sunday or other day on which banks in New York City, New York, are authorized or required by law or other governmental action to be closed, and (ii) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Continuation of or Conversion into, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Continuation or Conversion, any day which is a Business Day described in clause (i) and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Caminus Acquisition" means the acquisition of Caminus Energy Limited by the Company from the Caminus Sellers pursuant to the Caminus Acquisition Documents.

         "Caminus Acquisition Documents" means, collectively, any and all purchase and sale agreements, promissory notes and related documents and instruments, in each case heretofore delivered by the Company and/or any Subsidiary Guarantor to or for the benefit of the Caminus Sellers in connection with the Caminus Acquisition, and listed on Schedule 2 hereto.

         "Caminus Repurchase" means the repurchase by the Company of all of its Capital Stock held by SS&C in accordance with the terms and conditions of the SS&C Documents.

         "Caminus Sellers" means, collectively, Dr. Nigel L. Evans, Ph.D. and Dr. Michael B. Morrison, Ph.D.

         "Capital Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

         "Capital Lease Obligations" means, with respect to any Person as at any date of determination, the aggregate liability of such Person under Capital Leases which liability is (or is required to be) reflected on the balance sheet of such Person under GAAP.

         "Capital Stock" means any and all shares, interests, participation or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "Capitalization Documents" means, collectively, each of the subscription agreements, stockholders' agreements, shareholder agreements, stock purchase agreements, certificates of designation, operating agreements, partnership agreements, employment agreements, services agreements and other agreements, including, without limitation, the Operating Agreement, governing the issuance or setting forth the terms of any Capital Stock issued or to be issued by the Company or any Subsidiary.

         "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 90 days from the date of acquisition; (ii) time deposits and certificates of deposit of the Lender or any other domestic commercial bank having capital and surplus in excess of $200,000,000 having maturities of not more than 90 days from the date of acquisition; (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with the Lender or other bank meeting the qualifications specified in clause (ii) above; and (iv) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within ninety days after the date of acquisition.

         "Class" has the meaning assigned to such term in Section 1.03 hereof.

         "Closing Date" means the Business Day on which the initial Loans are made hereunder.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with the regulations thereunder.

         "Collateral" means, collectively, all properties (and all interests therein) of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any of the Security Documents.

         "Commitments" means, collectively, the Revolving Loan Commitment and the Working Capital Loan Commitment.

         "Company" has the meaning assigned to such term in the preamble to this Agreement.

         "Company Account" means the Company's demand deposit, or checking, non-interest bearing account maintained from time to time with the Lender (which account on the Closing Date is identified by account # 9427718303).

         "Company Business" has the meaning assigned to such term in the PRELIMINARY STATEMENTS, above.

         "Company Pledge Agreements" means, collectively, the Pledge Agreement from each Company Pledgor to the Lender with respect to the Capital Stock of the Company in substantially the form of Exhibit F-1 hereto, as amended, supplemented or modified from time to time.

         "Company Pledgors" means, collectively, the beneficial and record owners of the Capital Stock of the Company, representing at least 75% of the from time to time issued outstanding Capital Stock of the Company, and their successors, transferees, heirs and assigns.

         "Company Security Agreement" means the Security Agreement between the Company and the Lender in substantially the form of Exhibit C-1 hereto, as amended, supplemented or modified from time to time.

         "Consent" means, with respect to each Material Authorization, such third party consent in form and substance satisfactory to the Lender which the Lender shall reasonably require in connection with the collateral assignment of such Material Authorization pursuant to the applicable Security Documents.

         "Consolidated Capital Expenditures" means, with respect to the Company and its Subsidiaries and for any specified period, the aggregate amount of all expenditures (whether paid in cash or accrued as liabilities and including, without limitation, Capital Lease Obligations and research and development costs incurred in such period) made by the Company and its Subsidiaries that, in conformity with GAAP, are (or are required to be) included as additions for such period to "property, plant or equipment" on the consolidated balance sheet of the Company and its Subsidiaries.

         "Consolidated EBITDA" means, with respect to the Company and its Subsidiaries and for any specified period, the total of the following (in each case determined in accordance with GAAP on a consolidated basis and without duplication):

                  (a) Consolidated Net Income for such period,

                  plus

                  (b) to the extent deducted in computing Consolidated Net Income, the sum of (i) consolidated income tax expense of the Company and its Subsidiaries, (ii) Consolidated Interest Expense, (iii) consolidated depreciation and amortization expense of the Company and its Subsidiaries, (including, without limitation, the write-off of in-process research and development in connection with the Caminus Acquisition and the acquisition of the business formerly conducted by ZAI*Net),
                  (iv) any non-recurring extraordinary non-cash gains (or minus non-recurring extraordinary non-cash losses), (v) any non-recurring extraordinary cash gains (or minus non-recurring extraordinary cash losses) agreed to by the Lender, (vi) transaction costs and expenses incurred in connection with the Caminus Acquisition and the acquisitions of the businesses formerly conducted by ZAI*Net and Positron Energy Consulting,
                  (vii) transaction costs and expenses incurred in connection with any Permitted Acquisition and agreed to by the Lender, and (viii) transaction costs and expenses incurred in connection with the negotiation, documentation and consummation of the transactions contemplated by this Agreement, including without limitation the Origination Fee and legal fees and expenses, all as listed in the schedule to be delivered pursuant to Section 4.01(k)(2) hereof, minus

                  (c) to the extent added in computing Consolidated Net Income,
                  (i) any interest income and (ii) any Tax Reimbursement Distribution.

         Notwithstanding the foregoing, if during any period for which Consolidated EBITDA is being determined the Company or any of its Subsidiaries shall have consummated any Permitted Acquisition, for all purposes of this Agreement (other than for purposes of determining the Applicable Margin), Consolidated EBITDA shall be determined on a pro-forma basis as if such Permitted Acquisition had been consummated on the first day of such period.

         "Consolidated Fixed Charges" means, with respect to the Company and its Subsidiaries for any specified period, the sum of the following (in each case determined in accordance with GAAP on a consolidated basis and without duplication): (i) all regularly scheduled payments of principal of Indebtedness of the Company and its Subsidiaries for such period (including, without limitation, scheduled principal payments in respect of the Revolving Loans and the principal component of any scheduled payments in respect of Capital Leases), plus (ii) all Consolidated Interest Expense payable in cash for such period (whether or not actually paid), plus (iii) income and franchise taxes paid in cash for such period, plus (iv) the aggregate amount of Tax Reimbursement Distributions made during such period.

         "Consolidated Fixed Charges Ratio" means, as at any date of determination thereof, the ratio of (i) Consolidated EBITDA for the four (4) consecutive Fiscal Quarters ending on, or most recently ended prior to, such date of determination, to (ii) Consolidated Fixed Charges for the same period of four (4) consecutive Fiscal Quarters.

         "Consolidated Funded Debt" means, as at any date of determination thereof, the aggregate Indebtedness for borrowed money of the Company and its Subsidiaries (on a consolidated basis) outstanding on such date, plus the aggregate Capital Lease Obligations of the Company and its Subsidiaries on the same date.

         "Consolidated Intangibles" means, as at any date of determination thereof, all assets of the Company and its Subsidiaries, determined on a consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the net asset value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and the amount of any write-up in the book value of any assets resulting from any revaluation (other than reevaluations arising out of foreign currency valuations in accordance with GAAP).

         "Consolidated Interest Expense" means, with respect to the Company and its Subsidiaries and for any specified period, the sum (in each case determined in accordance with GAAP on a consolidated basis and without duplication), of all interest in respect of Indebtedness of the Company and its Subsidiaries accrued or capitalized for such period (whether or not actually paid during such period) which, in accordance with the terms thereof, shall be capitalized or the payment in respect of which shall be deferred to a later date).

         "Consolidated Leverage Ratio" means, as at any date of determination thereof, (i) Consolidated Funded Debt as at such date of determination, to (ii) Consolidated EBITDA for the four (4) consecutive Fiscal Quarters ending on, or most recently ended prior to, such date of determination.

         "Consolidated Net Income" means, with respect to the Company and its Subsidiaries and for any specified period, the consolidated net income (or deficit) of the Company and its Subsidiaries for such period, as determined in accordance with GAAP on a consolidated basis and without duplication; provided that there shall be excluded (i) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary, (ii) the income (or deficit) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of a cash dividend or similar cash distribution, (iii) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (iv) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of accrued income, (v) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (vi) any write-up of any asset, (vii) any net gain from the collection of the proceeds of life insurance policies, (viii) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Company or any Subsidiary, (ix) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (x) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, and (xi) income and expenses arising out of barter transactions (if any) in connection with the Company Business.

         "Consolidated Senior Funded Debt" means, as at any date of determination thereof, the aggregate principal amount of the Notes outstanding on such date.

         "Consolidated Senior Leverage Ratio" means, as at any date of determination thereof, the ratio of (i) Consolidated Senior Funded Debt as at such date of determination, to (ii) Consolidated EBITDA for the four (4) consecutive Fiscal Quarters ending on, or most recently ended prior to, such date of determination.

         "Continue", "Continuation" and "Continued" refers to the continuation pursuant to Section 3.02(c) hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its properties is bound (including without limitation the Capitalization Documents).

         "Convert", "Conversion" and "Converted" refers to a conversion pursuant to Section 3.02(c) hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

         "Default" means any of the events specified in Section 8.01 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Default Rate" means a rate per annum equal to four percent (4.00%) plus the Base Rate in effect from time to time.

         "Deferred Earn-Out Amount" shall mean the earn-out amount of approximately $2,200,000, which amount was contributed by the Investor Group to the Company for payment to Rooney as required in accordance with the terms of the ZAI*Net Acquisition Documents, but which was used by the Company, with Rooney's consent, as partial payment for the Caminus Repurchase.

         "Disposal" has the meaning assigned to such term in the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.).

         "Dollars" and "$" mean lawful money of the United States of America.

         "Eligible Accounts" means, as to the Company and the Subsidiary Guarantors, at a particular date, the aggregate face amount of the Accounts of the Company and the Subsidiary Guarantors, in each case less (without duplication) the aggregate amount of all general reserves, limits and deductions with respect to such Accounts and less the aggregate amount of all returns, discounts, claims, rebates, offsets, credits, charges and allowances (whether issued, owing, granted or outstanding); provided that, no individual Account shall be deemed to be an Eligible Account if:

                  (a) the Company or any Subsidiary does not have legal and valid title to the Account; or

                  (b) the Account is not the valid, binding and legally enforceable obligation of the account debtor (subject, as to enforceability, only to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of creditors' rights generally, and (ii) judicial discretion in connection with the remedy of specific performance and other equitable remedies); or

                  (c) the Account arises out of a sale made or service rendered by the Company or any Subsidiary to an Affiliate of the Company or such Subsidiary; or

                  (d) the Account or any portion thereof is unpaid more than 120 days after the original invoice date; or

                  (e) such Account, when aggregated with all other Accounts of the same account debtor (or any Affiliate thereof), exceeds 50% in face value of all Accounts of the Company and its Subsidiaries then outstanding, to the extent of such excess; or

                  (f)(i) the account debtor for such Account is also a creditor of the Company or any Subsidiary, to the extent of the amount owed by the Company or such Subsidiary to the account debtor,
                  (ii) the Account is subject to any claim on the part of the account debtor disputing liability under such Account in whole or in part, to the extent of the amount of such dispute, or
                  (iii) the Account otherwise is (or is reasonably likely to become) subject to any right of setoff or any counterclaim, claim or defense by the account debtor, to the extent of the amount of such setoff or counterclaim, claim or defense; or

                  (g) the account debtor for such Account has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (h) the Administrative Agent does not have a valid and perfected first priority security interest in such Account (subject only to the Liens, if any, permitted by Section 7.01 hereof); or

                  (i) the sale to the account debtor for such Account is on a consignment, sale on approval, guaranteed sale or sale-and-return basis or pursuant to any written agreement requiring repurchase or return (other than return arrangements in the ordinary course of business consistent with the past business practices of the Company); or

                  (j) such Account is from an account debtor (or any Affiliate thereof) and fifty percent (50%) or more, in face amount, of other Accounts from either such account debtor or any Affiliate thereof are due or unpaid for more than 120 days after the original invoice date; or

                  (k) fifty percent (50%) or more, in face amount, of other Accounts from the same account debtor for such Account are not deemed Eligible Accounts Receivable hereunder; or

                  (l) the account debtor for such Account is a foreign Governmental Authority; or

                  (m) such Account is an Account a security interest in which would be subject to the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.) [unless (i) such Account, together with all other Eligible Accounts a security interest in which would be subject to such Act, does not exceed [5%] in face value of all Eligible Accounts of the Company and its Subsidiaries then outstanding, or (ii) the Company has assigned the Account to the Administrative Agent in compliance with the provisions of such Act]; or

                  (n) the account debtor for such Account is outside the United States or incorporated in or conducting substantially all of its business in any jurisdiction located outside the United States, unless the sale is (i) on letter of credit or sight draft, guaranty or acceptance terms, consistent with past business practices of the Company, not to exceed 5% in face value of all Eligible Accounts of the Company and its Subsidiaries then outstanding or (ii) such Account is otherwise approved by and reasonably acceptable to the Administrative Agent; or

                  (o) the Administrative Agent determines in good faith in accordance with its internal credit policies that such Account may not be paid by reason of the account debtor's financial inability to pay; or

                  (p) the goods giving rise to such Account have not been shipped or the services giving rise to such Account have not been performed by the Company or any Subsidiary or the Account otherwise does not represent a final sale; or

                  (q) such Account does not comply in all material respects with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended.

         "Environment" means any water or water vapor, any land, including land surface or subsurface, air, fish, wildlife, flora, fauna, biota and all other natural resources.

         "Environmental Condition" means any state of facts that exist at any time at, on, in or under the Collateral and/or Real Estate which relates to or affects the compliance of the Collateral and/or Real Estate with all Environmental Permits and Environmental Laws.

         "Environmental Laws" means in respect of any jurisdiction, U.S. or foreign, all environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection, preservation or remediation of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, written and published policies, guidelines, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances,
(d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Environmental Permits" means all permits, licenses, approvals, authorizations, consents or registrations required by any applicable Environmental Law in connection with the ownership, construction, equipping, use and/or operation of the Collateral and/or the Real Estate regarding the management, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is a trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company.

         "Estimated Tax Amount" means for any Fiscal Year, the Company's Tax Amount for such Fiscal Year, as reasonably estimated from time to time by the Company's management committee taking into account amounts shown on IRS Form 1065 filed by the Company and similar state or local forms filed by the Company for the preceding Fiscal Year and such other adjustments as in the judgment of the management committee of the Company are necessary or appropriate (including, without limitation, the seasonality of the Companys' business) to reflect the estimated operations of the Company for the applicable Fiscal Year.

         "Eurocurrency Reserve Requirements" means, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

         "Eurodollar Base Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Eurodollar Loan, which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the day that is two Business Days preceding the first day of such Eurodollar Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Eurodollar Base Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBOR" (or such other page as may replace the LIBOR Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two
(2) Business Days prior to the beginning of such Interest Period. If both the Telerate and Reuters system are unavailable, then the rate of that date will be determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to such Eurodollar Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such Eurodollar Loan as selected by the Lender. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such Eurodollar Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such Eurodollar Loan.

         "Eurodollar Loans" means Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Rate" in this Section 1.01.

         "Eurodollar Notice" means a request for Conversion into and/or Continuation of Eurodollar Loans executed by a Responsible Officer of the Company and in substantially the form of Exhibit B-2 hereto.

         "Eurodollar Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/32nd of 1%):

                                   Eurodollar Base Rate
                              -----------------------------
                               1.00 - Eurocurrency Reserve
                                       Requirements

         "Eurodollar Tranche" means, collectively, the Eurodollar Loans Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

         "Event of Default" means any of the events specified in Section 8.01 hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Fiscal Quarter" means a three-month period ending on (or nearest to) the last day of March, June, September and December of each year.

         "Fiscal Year" means a twelve-month period ending on (or nearest to) December 31 of each year.

         "GAAP" means consistently applied generally accepted accounting principles in the United States of America in effect from time to time (as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entities as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "GFI" means GFI Two LLC (formerly known as GFI Energy Ventures LLC), a California limited liability company, and its successors.

         "Governmental Authority" means any nation or government, any province, state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation, all applicable federal, provincial and municipal agencies, ministries, departments, inspectors and officials, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

         "Guarantee Obligations" means, as to any Person (without duplication) any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and amounts that are permitted by Section 7.07 hereof. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the maximum amount that such Person may be obligated to expend pursuant to the terms of such Guarantee Obligation or, if such Guarantee Obligation is not so limited, the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Hazardous Substance" means any containment, pollutant or hazardous substance likely to cause harm or degradation to the environment or risk to human health or safety, and without restricting the generality of the foregoing, includes without limitation, any pollutant, containment, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law or Industry Standard, or which is present in the environment in such quantity or state that it contravenes any Environmental Law.

         "Indebtedness" means, as to any Person, (i) indebtedness, liabilities or obligations for borrowed money or for the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business); (ii) obligations as lessee under Capital Leases; (iii) current liabilities in respect of unfunded vested benefits under any Plan or Multi-Employer Plan; (iv) reimbursement obligations and other liabilities under letters of credit or similar instruments issued for the account of such Person;
(v) obligations, indebtedness or other liabilities of others secured by any Lien on property owned by such Person, whether or not such obligations, indebtedness or other liabilities have been assumed by, or are a personal liability of, such Person; and (vi) Guarantee Obligations of such Person.

         "Intellectual Property" means, collectively, all copyrights, patents, trademarks, trade names, service marks, processes, inventions and formulae applied for, issued or licensed to or owned by the Company and/or any Subsidiary, including without limitation those listed in Schedule 2 hereto.

         "Interest Period" means, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or, in the case of a Continuation, on the last day of the next preceding Interest Period for such Eurodollar Loan and, in each case, ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 3.02(c) hereof or, with respect to a borrowing of such Eurodollar Loan, as the Company has selected pursuant to Section 2.03(a) hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding anything in the foregoing or otherwise in this

Agreement to the contrary, (i) no Interest Period for any Eurodollar Loan may end after the stated maturity date of the applicable Note; (ii) no Interest Period for any Revolving Loan may commence before and end after any Revolving Loan Termination Date unless, after giving effect thereto, the aggregate principal amount of the Revolving Loans having Interest Periods that end after such Revolving Loan Termination Date shall be equal to or less than the aggregate principal amount of the Revolving Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Revolving Loan Termination Date; (iii) no Interest Period for any Working Capital Loan may commence before and end after any Working Capital Loan Termination Date unless, after giving effect thereto, the aggregate principal amount of the Working Capital Loans having Interest Periods that end after such Working Capital Loan Termination Date shall be equal to or less than the aggregate principal amount of the Working Capital Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Working Capital Loan Termination Date; (iv) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (v) notwithstanding clauses (i), (ii) and (iii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Eurodollar Loan shall not be available hereunder for such period; (vi) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan; and (vii) all borrowings, Conversions and Continuations and all selections of Interest Periods under this Agreement shall be made pursuant to such elections so that, after giving effect thereto, no more than five different Eurodollar Tranches shall be in effect at any one time.

         "Investment" has the meaning assigned to such term in Section 7.05 hereof.

         "Investor Group" shall mean, collectively, GFI, OCM Caminus Investment, Inc., RIT Capital Partners plc, Durham Cam, Inc. and Serena Hesmondhalgh.

         "Leases" means any now existing or hereafter acquired leases or subleases, easements, grants or similar instruments under which the Company or any Subsidiary has the right to use Real Estate, including without limitation those listed on Schedule 5 hereto.

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment (including, without limitation, easements, rights of way, zoning restrictions, restrictive covenants and the like), deposit arrangement intended as a collateral device, encumbrance, lien (statutory or other, including without limitation environmental superliens), or other security agreement or charge or encumbrance or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

         "Loan Documents" means, collectively, this Agreement, the Notes, the Security Documents, the Subsidiary Guarantees, the Management Subordination Agreement and each Consent.

         "Loan Parties" means, collectively, the Company and the Subsidiary Guarantors.

         "Loans" means, collectively, the Revolving Loans and the Working Capital Loans.

         "Management Fees" means all fees and other amounts paid (or payable) to GFI pursuant to Section 6.5.2 of the Operating Agreement.

         "Management Subordination Agreement" means the Subordination Agreement among the Management Company, the Company and the Administrative Agent, in substantially the form of Exhibit J hereto, as amended, supplemented or modified from time to time.

         "Margin Stock" means "margin stock" within the meaning of Regulations U and X.

         "Material Adverse Effect" means a material adverse effect on (i) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, (ii) the ability of the Company and its Subsidiaries to perform their obligations under this Agreement, any of the other Loan Documents or any of the Capitalization Documents, or (iii) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Lender or the Lender hereunder or thereunder.

         "Material Authorization" means, collectively, all licenses, permits and authorizations of the Company and/or any of its Subsidiaries (other than the Intellectual Property) which are material to the conduct of the Company Business, including without limitation those listed in Part A of Schedule 2 hereto and in existence on the date hereof.

         "Maximum Working Capital Borrowing Commitment" means at any time the lesser of (i) the Lender's Working Capital Loan Commitment in effect at such time or (ii) the Borrowing Base.

         "Mortgages" means, collectively, with respect to any Real Estate of the Company or any Subsidiary and designated by the Lender, a mortgage, deed of trust, leasehold mortgage, assignment or similar security agreement from the Company or such Subsidiary in favor of the Lender, in form and substance satisfactory to the Lender, and appropriate for the jurisdiction in which such Real Estate is located, each as amended, supplemented or modified from time to time.

         "Multi-Employer Plan" means a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA with respect to which any Loan Party or any of their respective ERISA Affiliates is or has been required to contribute or otherwise may have liability.

         "Net Proceeds" means the following:

                  (a) with respect to the sale or other disposition of any asset by the Company or any of its Subsidiaries (including, without limitation, in connection with any sale-leaseback or as a result of any casualty or condemnation), the excess, if any, of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition over (ii) the sum of (A) the principal amount of any Indebtedness which is secured by any such asset (other than Indebtedness assumed by the purchaser of such asset) or which is required to be, and is, repaid in connection with the sale or other disposition thereof (other than Indebtedness outstanding hereunder), (B) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Company or such Subsidiary in connection with such sale or other disposition, and (C) federal and state taxes incurred in connection with such sale or other disposition;

                  (b) with respect to the sale or other disposition of any Capital Stock by the Company or any of its Subsidiaries, the excess of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition over (ii) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Company or such Subsidiary in connection with such sale or other disposition; and

                  (c) with respect to the incurrence of any additional Indebtedness by the Company or any of its Subsidiaries (other than Indebtedness permitted pursuant to Section 7.02 hereof), the excess of (i) the aggregate amount of such Indebtedness over (ii) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Company or such Subsidiary in connection with incurring such Indebtedness.

         "Non-Excluded Taxes" has the meaning assigned to such term in Section 3.10(a) hereof.

         "Notes" means, collectively, the Revolving Note and the Working Capital Note.

         "Obligations" means the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Notes and all other obligations and liabilities of the Company to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Subsidiary Guarantees, the Security Documents, and any other Loan Document and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the

Lender, or to the Lender and affiliates of the Lender, that are required to be paid by the Company pursuant to the terms of this Agreement) or otherwise.

         "Operating Agreement" means the Limited Liability Company Agreement of the Company, dated as of May 12, 1998, among the Company and the members from time to time party thereto, subject to Section 7.15 hereof, as amended, supplemented or modified from time to time.

         "Origination Fee" has the meaning assigned to such term in Section 3.01 hereof.

         "Participant" has the meaning assigned to such term in Section 10.05(c) hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Perfection Certificate" has the meaning assigned to such term in
Section 4.01(b) hereof.

         "Permitted Acquisition" has the meaning assigned to such term in
Section 7.05 hereof.

         "Person" means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

         "Plan" means any defined benefit pension plan covered by Title IV of ERISA, the funding requirements of which: (i) were the responsibility of the Company or an ERISA Affiliate at any time within the five years immediately preceding the date hereof, (ii) are currently the responsibility of the Company or an ERISA Affiliate, or (iii) hereafter become the responsibility of the Company or an ERISA Affiliate, including any such plans as may have been, or may hereafter be, terminated for whatever reason.

         "Pledge Agreements" means, collectively, the Company Pledge Agreement[s] and the Subsidiary Pledge Agreements.

         "Principal Office" means the principal office of the Lender located, on the date hereof, at 1185 Avenue of the Americas, New York, New York 10036.

         "Pro Forma Balance Sheet" has the meaning assigned to such term in
Section 5.01(b) hereof.

         "Projections" has the meaning assigned to such term in Section 5.01(c) hereof.

         "Public Offering" shall mean a firm underwritten public offering of common stock registered on form S-1, S-2, or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

         "Quarterly Compliance Certificate" has the meaning assigned thereto in
Section 6.07(d)(2) hereof.

         "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the Closing Date.

         "Quarterly Estimated Tax Amount" means for any Fiscal Quarter of a Fiscal Year of the Company, the product of (A) 1/4 in the case of the first Fiscal Quarter of a Fiscal Year, 1/2 in the case of the second Fiscal Quarter of a Fiscal Year, 3/4 in the case of the third Fiscal Quarter of a Fiscal Year and 1 in the case of the fourth Fiscal Quarter of a Fiscal Year and (B) the aggregate Estimated Tax Amount for such Fiscal Year.

         "Real Estate" means the real estate now owned or leased or hereafter acquired or leased by the Company or any of its Subsidiaries, all easements and similar rights, all fixtures and personal property used in conjunction therewith and the rights of Company or such Subsidiary to leases, rents and profits with respect thereto, including without limitation the Real Estate listed on Schedule 5 hereto.

         "Refinanced Lender" means OCM Principal Opportunities Fund L.P., a limited partnership organized under the laws of Delaware, and its successors.

         "Refinanced Loan Amount" means, collectively, all amounts of any nature whatsoever (including, without limitation, principal, interest, fees, contingent fees and reimbursable expenses) owed by the Company and/or any Subsidiary Guarantor to the Refinanced Lender on the Closing Date (but immediately before giving effect to the initial Loans hereunder) pursuant to the Refinanced Loan Documents, whether or not such amounts then shall be due; provided that the Refinanced Loan Amount on the Closing Date shall not exceed $1,300,000.

         "Refinanced Loan Documents" means, collectively, any and all loan agreements, promissory notes, debentures, security agreements, guarantees, pledge agreements, mortgages, assignments, warrants, capital appreciation rights and related documents and instruments, in each case heretofore delivered by the Company and/or any Subsidiary Guarantor to or for the benefit of the Refinanced Lender.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), or is the occurrence of any of the events described in Section 4068(f) or 4063(a) or ERISA.

         "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" means the president, or with respect to financial matters, the chief financial officer of any Person and, in each case, any other individual or entity possessing, directly or indirectly, similar authority and power by law or otherwise.

         "Revolving Loans" means, collectively, the revolving credit loans referred to in Section 2.01(a) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

         "Revolving Loan Commitment" means the obligation of the Lender to make Revolving Loans in an aggregate amount at any one time outstanding up to (but not exceeding) the amount set forth opposite the name of the Lender on Schedule A hereto under the caption "Revolving Loan Commitment", as such amount may be reduced from time to time pursuant to Section 3.03 and/or Section 3.04 hereof. The aggregate principal amount of all Revolving Loan Commitments is Two Million Five Hundred Thousand Dollars ($2,500,000).

         "Revolving Loan Commitment Period" means the period from (and including) the Closing Date to (but excluding) the Revolving Loan Termination Date.

         "Revolving Note" has the meaning assigned to such term in Section 2.04(a) hereof.

         "Revolving Loan Termination Date" means May 31, 2001 or such earlier date on which the Revolving Loan Commitments shall terminate as provided herein.

         "Rooney" means Rooney Software, L.L.C., a Delaware limited liability company, and its successors.

         "Scheduled Earn-Out Payment" means the earn-out payment in the amount of approximately $2,200,000 required to be made to Rooney by the Company, in accordance with the terms of the Zai*Net Acquisition Documents.

         "Security Agreements" means, collectively, the Company Security Agreement and the Subsidiary Security Agreements.

         "Security Documents" means, collectively, the Security Agreements, the Subsidiary Guarantees, the Pledge Agreements and the Mortgages.

         "Seller" means the owner of the Capital Stock to be acquired, or the entity the assets and properties of which are to be acquired, by the Company or any Subsidiary in connection with a Permitted Acquisition.

         "SS&C" means SS&C Technologies, Inc., a Delaware corporation, and its successors and assigns.

         "SS&C Documents" means, collectively, each purchase and option agreement, distributor agreement, license agreement, letter agreements and letter amendments to any of the foregoing, including without limitation the Purchase and Option Agreement, dated December 31, 1998, between the Company and SS&C, each Distributor Agreement, dated May 12, 1998, between the Company and SS&C, the Distributor Agreement, dated December 31, 1998, between the Company and SS&C, the Letter Amendment dated March 29, 1999, between the Company and

SS&C relating to the December 31, 1998 Distributor Agreement and the Letter Amendment dated March 29, 1999, between the Company and SS&C relating to the December 31, 1998 Purchase and Option Agreement, in each case heretofore delivered by the Company to or for the benefit of SS&C in connection with the SS&C Transactions, and listed or Schedule 2 hereto, in each case as amended, supplemented or modified from time to time (subject to Section 7.15 hereof).

         "SS&C Option" means, the option granted by the Company to SS&C to purchase shares of Series B Membership Interests in the Company pursuant to the SS&C Documents.

         "SS&C Transactions" means the various transactions contemplated by and between the Company and SS&C pursuant to the SS&C Documents.

         "Subsidiary" means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Company (including without limitation the Subsidiary Guarantors).

         "Subsidiary Guarantees" means, collectively, the Guarantee from each Subsidiary Guarantor of the Company in favor of the Lender in substantially the form of Exhibit E-2 hereto, as amended, supplemented or modified from time to time.

         "Subsidiary Guarantors" means, collectively, Caminus Energy Limited, an English corporation, and (ii) each Subsidiary of the Company that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.10(a) hereof, and their respective successors and assigns.

         "Subsidiary Pledge Agreement" means, collectively, each Pledge Agreement to the Lender with respect to the Capital Stock of each Subsidiary Guarantor, in substantially the form of Exhibit F-2 hereto (or such other form as may be required under the laws of a foreign jurisdiction), as amended, supplemented or modified from time to time.

         "Subsidiary Security Agreements" means, collectively, the Security Agreement between each Subsidiary Guarantor and the Lender in substantially the form of Exhibit C-2 hereto (or such other form as may be required under the laws of a foreign jurisdiction), as amended, supplemented or modified from time to time.

         "Tax Amount" means for any Fiscal Year, the federal, state, and local income taxes which would be payable by the Company if the Company were taxed for such taxable year at the lesser of (a) 50% or (b) the highest marginal federal, state and local income tax rate applicable to any member (or the direct or indirect owners of any member that is a flow-through entity for federal income tax purposes), or such other rate as the management committee of the Company shall determine in its reasonable discretion, on the Company's taxable income for the Fiscal Year (computed as if the Company had elected to carry forward all loss and credit carryovers and taking into account the character of any loss and credit carry forward as a capital or ordinary loss). The amounts in respect of tax withholding on payments to or from the Company for which the members (or owners directly or indirectly of such members) are credited under applicable tax law shall be credited against payments of the Tax Amount to such members. The Company's Tax Amount shall be determined initially on the basis of figures set forth on IRS Form 1065 filed by the Company and the similar state or local forms filed by the Company but shall be subject to subsequent adjustment pursuant to audit, litigation, settlement, amended return or the like, and accordingly, subsequent Quarterly Estimated Tax Amounts payable to the members shall be increased or decreased accordingly.

         "Tax Reimbursement Distributions" has the meaning assigned to such term in Section 7.06 hereof.

         "Termination Event" means (i) a Reportable Event, or (ii) the initiation of any action by the Company, any ERISA Affiliate or any Plan fiduciary to terminate a Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA if the termination resulting from such action would be other than a standard termination, or (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate a Plan or to appoint a trustee to administer any Plan if the termination resulting from such action would be other than a standard termination.

         "UCC" means the Uniform Commercial Code, as in effect in any applicable United States jurisdiction.

         "Unfunded Benefit Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds
(ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of reasonable assumptions under such Plan).

         "Wholly-Owned Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Working Capital Loans" means, collectively, the working capital loans referred to in Section 2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

         "Working Capital Loan Commitment" means the obligation of the Lender to make Working Capital Loans in an aggregate amount at any one time outstanding up to (but not exceeding) the amount set forth opposite the name of the Lender on Schedule A hereto under the caption "Working Capital Loan Commitment", as such amount may be reduced from time to time pursuant to Section 3.03 and/or Section 3.04 hereof. The aggregate principal amount of all Working Capital Loan Commitments is Two Million Five Hundred Thousand Dollars ($2,500,000).

         "Working Capital Loan Commitment Period" means the period from (and including) the Closing Date to (but excluding) the Working Capital Loan Termination Date.

         "Working Capital Loan Termination Date" means the date immediately preceding the first anniversary of the Closing Date or such earlier date on which the Working Capital Loan Commitments shall terminate as provided herein, provided, that, in the event the Lender shall, at its sole and absolute discretion, extend the Working Capital Loan Termination Date for an additional period of one year, not to exceed May 31, 2001 in any case, Working Capital Loan Termination Date shall be deemed to mean the last day of such extended one year period.

         "Working Capital Notes" has the meaning assigned to such term in
Section 2.04(a) hereof.

         "Zai*Net" means Zai*Net Software L.P., a Delaware limited partnership that was merged with and into the Company on March 2, 1999.

         "Zai*Net Acquisition Documents" means, collectively, any and all purchase and sale agreements, promissory notes and related documents and instruments, including, without limitation, documents and agreement relating to earn-out payments to be made by the Company to Rooney, and the merger of Zai*Net with and into the Company, in each case heretofore delivered by the Company to or for the benefit of Zai*Net, and listed on Schedule 2 hereto, in each case as amended, supplemented or modified from time to time (subject to Section 7.15 hereof).

         SECTION 1.02. OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and the Subsidiaries not defined in Section 1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         SECTION 1.03. TYPES AND CLASSES OF LOANS. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Loan or a Working Capital Loan, each of which constitutes a

Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

                                  ARTICLE II.

                                      LOANS

         SECTION 2.01. LOANS. (a) Revolving Loans. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to make revolving credit loans (collectively, the "Revolving Loans", and each a "Revolving Loan") to the Company during the Revolving Loan Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of the Lender's Revolving Loan Commitment as in effect from time to time. Subject to the terms and conditions of this Agreement, during the Revolving Loan Commitment Period the Company may (x) borrow, repay and reborrow Revolving Loans by means of Base Rate Loans and/or Eurodollar Loans, and (y) in accordance with (but subject to the conditions of) Section 3.02(c) hereof, Convert Revolving Loans of one Type into Revolving Loans of another Type or Continue Revolving Loans of one Type as Revolving Loans of the same Type.

         (b) Working Capital Loans. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to make working capital loans (collectively, the "Working Capital Loans", and each a "Working Capital Loan") to the Company during the Working Capital Loan Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the lesser of (i) the amount of the Company's Borrowing Base then in effect and (ii) the amount of the Lender's Working Capital Loan Commitment. Subject to the terms and conditions of this Agreement, during the Working Capital Loan Commitment Period the Company may (x) borrow, repay and reborrow Working Capital Loans by means of Base Rate Loans and/or Eurodollar Loans, and (y) in accordance with (but subject to the conditions of) Section 3.02(c) hereof, Convert Working Capital Loans of one Type into Working Capital Loans of another Type or Continue Working Capital Loans of one Type as Working Capital Loans of the same Type. For purposes of calculating the Borrowing Base to determine the maximum amount of Working Capital Loans which at any time may be borrowed hereunder, the Borrowing Base shall be calculated based on the most recent Borrowing Base Certificate provided to the Lender pursuant to Section 4.02(b) or 6.07(d)(1) hereof.

         SECTION 2.02. USE OF PROCEEDS. (a) Revolving Loans. The proceeds of the initial Revolving Loans to be made hereunder may be used by the Company only for the complete repayment and discharge in full on the Closing Date of the Deferred Earn-Out Amount and repayment of a portion of the Refinanced Loan Amount.

         (b) Working Capital Loans. The proceeds of the Working Capital Loans to be made hereunder may be used by the Company only for (i) the complete repayment and discharge in full on the Closing Date of the remaining portion of the Refinanced Loan Amount (after the application of the Revolving Loan proceeds), and (ii) general working capital purposes in connection with the Company Business.

         SECTION 2.03. PROCEDURES FOR BORROWINGS AND DISBURSEMENTS. (a) Whenever the Company desires that the Lender make Loans pursuant to Section 2.01 hereof, the Company shall give the Lender a Borrowing Notice (which shall have been duly completed, as appropriate, and executed by a Responsible Officer of the Company and, upon delivery thereof to the Lender, shall be deemed irrevocable and binding on the Company), in the case of a proposed Eurodollar Loan, at or before 10:00 a.m. New York time at least three (3) Business Days or, in the case of a proposed Base Rate Loan, at or before 10:00 a.m. New York time at least one (1) Business Day prior to the proposed Borrowing Date specifying (i) the proposed Borrowing Date and the aggregate amount of the respective Loans requested to be borrowed, (ii) the use of the proceeds of the respective Loans, (iii) the respective amounts of the respective Loans to be borrowed as Base Rate Loans and Eurodollar Loans (which amount, as to Eurodollar Loans of each Class, shall be at least equal to $100,000 or in multiples of $50,000 in excess thereof), and
(iv) in the case of Eurodollar Loans, the duration of the first Interest Period(s) applicable thereto. The giving of each Borrowing Notice by the Company shall be deemed a representation and warranty by the Company that the applicable conditions set forth in Sections, 4.01 and 4.02 hereof are satisfied as of the date of such notice. The Company shall be permitted to borrow Loans hereunder no more frequently than four times in any calendar month.

         (b) Subject to the terms and conditions hereof, not later than 12:00 noon New York time on the proposed Borrowing Date specified in each Borrowing Notice pursuant to Section 2.03(a) hereof, the Lender shall make available the amount of the Loan(s) to the Company by depositing the same, in immediately available funds, to the Company Account.

         SECTION 2.04. NOTES. (a) The Revolving Loan to be made by the Lender shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-1 annexed hereto, duly completed, dated the Closing Date and payable to the Lender and in a principal amount equal to the Revolving Loan Commitment of the Lender (collectively, with all promissory notes delivered in substitution or exchange therefor and as the same shall be amended, supplemented or modified from time to time, the "Revolving Note").

         (b) The Working Capital Loans to be made by the Lender shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-2 annexed hereto, duly completed, dated the Closing Date and payable to the Lender and in a principal amount equal to the Working Capital Loan Commitment of the Lender (collectively, with all promissory notes delivered in substitution or exchange therefor and as the same shall be amended, supplemented or modified from time to time, the "Working Capital Note").

         (c) Each Lender is hereby authorized to record the date, Type and amount of each Loan made by the Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on its internal books and records and/or on the schedule annexed to and constituting a part of each Note of the Lender, and any such recordation on such schedule shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure by the Lender to make any such recordation shall not affect the obligations of the Company under this Agreement or the Notes.

         (d) Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of any Note, certificate evidencing any Pledged Stock or any other Security Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Notes, certificate evidencing any Pledged Stock or other Security Document, the Company will issue, in lieu thereof, replacement notes, stock certificates or other Security Documents in the same principal amount thereof and otherwise of like tenor.

                                  ARTICLE III.

                               GENERAL PROVISIONS

         SECTION 3.01. FEES. As a condition to the making of the Loans hereunder, the Company promises to pay to the Lender, on the Closing Date, a non-refundable, fully-earned fee in the amount of $75,000.00, less $25,000 paid in advance by the Company to the Lender prior to the Closing Date (the "Origination Fee").

         SECTION 3.02. INTEREST. (a) Subject to Section 3.05 hereof, the Company hereby promises to pay to the Lender interest on the unpaid principal amount of each Loan made by the Lender for the period from and including the date of such Loan to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

                           (i) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) applicable to such Base Rate Loan; and

                           (ii) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Adjusted Eurodollar Rate applicable to such Eurodollar Loan.

         (b) All interest accrued on each Loan as specified in Section 3.02(a) hereof shall be payable in arrears as follows:

                           (i) in the case of a Base Rate Loan, on the last day of each calendar month;

                           (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor, provided that if such Interest Period is longer than three months, then interest on such Eurodollar Loan shall be payable on each day which is one month after the first day of such Interest Period and with a final interest payment on the last day of such Interest Period; and

                           (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan into a Loan of another Type (but only on the principal amount so paid, prepaid or Converted).

         (c) Subject to Sections 3.06, 3.07 and 3.08 hereof, the Company shall have the right to Convert Loans of one Type into Loans of another Type or Continue Eurodollar Loans as such, at any time or from time to time, subject to receipt by the Lender of Eurodollar Notice from the Company, duly executed by a Responsible Officer thereof, not later than 10 a.m. New York time at least three (3) Business Days (in case of Conversion into or Continuation of Eurodollar Loans) or at least one (1) Business Day (in case of Conversion into Base Rate Loans) prior to the date of such Conversion or Continuation, which notice shall be irrevocable and shall specify (i) the amount, Class and Type of each Loan to be Converted or Continued, (ii) the date of Conversion or Continuation (which shall be a Business Day), (iii) in case of Conversion into or Continuation of a Eurodollar Loan, the duration of the Interest Period and the Loans to which such Interest Period is to relate. Notwithstanding the foregoing to the contrary, (A) a Eurodollar Loan may be Converted into a Base Rate Loan and Continued as a Eurodollar Loan only on the last day of the then applicable Interest Period for such Eurodollar Loan, (B) each Conversion shall be in an amount at least equal to $100,000 or in multiples of $50,000 in excess thereof (Conversions into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder shall be deemed separate Conversions for purposes of the foregoing, one for each Type or Interest Period), and (C) without limiting the rights and remedies of the Lender under Article VIII hereof, in the event that a Default shall have occurred and be continuing, the Lender may (and at the request of the Lender shall) suspend the right of the Company to Convert any Base Rate Loan into a Eurodollar Loan, or to Continue any Eurodollar Loan as such, in which event all Eurodollar Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into Base Rate Loans. In the event that the Company fails to (x) submit timely notice to the Lender prior to the expiration of an Interest Period for a Eurodollar Loan as provided in this Section 3.02(c), such Eurodollar Loan will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Eurodollar Loan, or (y) select the Class and Type of Loan or the duration of any Interest Period for any Eurodollar Loan within the time period and otherwise as provided in this Section 3.02(c), such Loan, if outstanding as a Eurodollar Loan, will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Eurodollar Loan or, if outstanding as a Base Rate Loan, will remain as a Base Rate Loan.

         SECTION 3.03. PRINCIPAL PAYMENTS; REDUCTION OF COMMITMENTS; AND TERMINATION OF COMMITMENTS. (a) The aggregate amount of the Revolving Loan Commitments shall be automatically reduced on each Quarterly Date (commencing on December 31, 1999) by an amount equal to $250,000; provided that the principal installment due on the Revolving Loan Termination Date shall in any event be in an amount equal to the then aggregate outstanding principal amount of the Revolving Loans. Without limiting any other rights of the Lender or any obligations of the Company under this Agreement or the other Loan Documents, in the event that the aggregate outstanding amount of all Revolving Loans at any time during the Revolving Loan Commitment Period shall exceed the Lender's Revolving Loan Commitment, such excess shall be paid to the Lender as mandatory prepayments as provided in Section 3.04(e) hereof.

         (b) The Company hereby promises to pay to the Lender the principal of the Working Capital Notes on the Working Capital Loan Termination Date. Without limiting any other rights of the Lender or any obligations of the Company under this Agreement or the other Loan Documents, in the event that the aggregate outstanding amount of all Working Capital Loans at any time during the Working Capital Loan Commitment Period shall exceed (i) the lesser of (i) the Working Capital Loan Commitment of the Lender, or (ii) the Borrowing Base, such excess shall be paid to the Lender as mandatory prepayments pursuant to Section 3.04(d) hereof.

         (c) The Company shall have the right at any time or from time to time to reduce all Revolving Loan Commitments and/or all Working Capital Loans subject to receipt by the Lender of a written notice from the Company not later than 10:00 a.m. New York time at least three (3) Business days prior to the date of such reduction, which notice shall be irrevocable and shall specify the applicable Commitments and the amount of such reduction (such amount to be at least equal to $100,000) and the effective date of such reduction. The Commitments once reduced may not be reinstated.

         (d) The Company shall have the right, at any time or from time to time, so long as no Revolving Loans are outstanding, to terminate all Revolving Loan Commitments, subject to receipt by the Lender of a written notice from the Company not later than 10:00 a.m. New York time at least five (5) Business days prior to the date of such termination, which notice shall be irrevocable and shall specify the effective date of such termination. The Revolving Loan Commitments once terminated may not be reinstated.

         (e) The Company shall have the right, at any time or from time to time, so long as no Working Capital Loans are outstanding, to terminate all Working Capital Loan Commitments, subject to receipt by the Lender of a written notice from the Company not later than 10:00 a.m. New York time at least five (5) Business days prior to the date of such termination, which notice shall be irrevocable and shall specify the effective date of such termination. The Working Capital Loan Commitments once terminated may not be reinstated.

         SECTION 3.04. OPTIONAL AND MANDATORY PREPAYMENTS. (a) Subject to
Section 3.09 hereof, the Company shall have the right to prepay Loans from time to time, without premium or penalty, subject to receipt by the Lender of written notice from the Company not later than 10 a.m. New York time at least three (3) Business Days prior to the date of such prepayment, which notice shall be irrevocable and shall specify (i) the amount, Class and Type of each Loan to be prepaid, and (ii) the date of such prepayment which shall be a Business Day (and the amount so specified shall then become due and payable hereunder on such date, together with all interest accrued thereon to, but excluding, such date). Notwithstanding the foregoing to the contrary, (A) a Eurodollar Loan may be prepaid only on the last day of the then applicable Interest Period for such Eurodollar Loan, (B) each partial prepayment of the Loans shall be in an amount at least equal to $100,000 or in multiples of $100,000 in excess thereof (prepayments of Loans of different Classes or Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder shall be deemed separate prepayments for purposes of the foregoing, one for each Class, Type or Interest Period), and (C) each prepayment shall be applied against the Loans as provided in Section 3.04(e) hereof.

         (b) If any Capital Stock of the Company is sold by the Company in a Public Offering, then concurrently with the receipt by the Company of Net Proceeds from such Public Offering, the Company shall be required to prepay the Loans in full.

         (c) Concurrently with the receipt by the Company or any Subsidiary of Net Proceeds from any of the transactions described below (to the extent permitted by the Lender), the Company shall make a prepayment of the Loans as follows (in each case, to be applied against the Loans as provided in Section 3.04(e) hereof):

                  (i) If such Net Proceeds arise from the sale, lease, assignment, exchange or other disposition of any assets of the Company or any Subsidiary (including, without limitation, as a result of any casualty or condemnation but not including sales or dispositions of assets permitted pursuant to Section 7.03(ii) hereof), the Company shall make a prepayment of the Loans in an amount equal to 50% of the amount of such Net Proceeds.

                  (ii) If such Net Proceeds arise from the issuance and sale of any Capital Stock of the Company or any Subsidiary (other than in connection with a Permitted Acquisition or the exercise by SS&C of the SS&C Option), the Company shall make a prepayment of the Loans in an amount equal to 50% of the amount of such Net Proceeds.

                  (iii) If such Net Proceeds arise from the sale of the Company's Capital Stock to SS&C as a result of SS&C exercising its SS&C Option, the Company shall make a prepayment of the Loans in an amount equal to 50% of the amount of such Net Proceeds.

                  (iv) If such Net Proceeds arise from the incurrence of any Indebtedness by the Company or any Subsidiary (other than Indebtedness permitted pursuant to Section 7.02 hereof), the Company shall make a prepayment of the Loans in an amount equal to 50% of the amount of such Net Proceeds.

         Notwithstanding the foregoing, nothing contained in this Section 3.04(c) shall be deemed to limit the Company's obligation to obtain the consent of the Lender, or to imply the Lender's consent to any of the transactions not permitted hereunder.

         (d) If at any time the aggregate outstanding amount of Working Capital Loans exceeds the lesser of the Working Capital Loan Commitment or the Borrowing Base at such time, the Company shall be obligated to prepay the Working Capital Loans to the extent of such excess, together with accrued interest thereon, and such prepayment shall be applied against the Working Capital Loans as specified in Section 3.04(e) hereof. Any such required prepayment shall be made within three (3) Business Days after demand therefor by the Lender.

         (e) Each prepayment pursuant to Section 3.04(c) hereof shall be applied first against the Revolving Loans until paid in full, and second against the Working Capital Loans until paid in full, and the Revolving Loan Commitments and Working Capital Loan Commitments (in the case of prepayment prior to the Working Capital Loan Termination Date), as the case may be, shall automatically and concurrently with such prepayment be reduced by an amount equal to the principal amount so applied against the applicable Loans. Each prepayment of the Revolving Loans and Working Capital Loans shall be applied ratably against the applicable Commitments held by the Lender. Each prepayment of any Loan pursuant to Section 3.04(a) hereof shall be applied against the Class and Type as selected by the Company (subject to any restrictions herein) and without reduction of the applicable Commitments (unless otherwise notified by the Company pursuant to Section 3.03(d) hereof). Each prepayment pursuant to Sections 3.04(c) and/or 3.04(d) hereof, unless the Lender has received written instructions from the Company to the contrary, shall be applied first ratably against the applicable Class of Loans outstanding on such date of prepayment as Base Rate Loans, and second ratably against the applicable Class of Loans then outstanding as Eurodollar Loans.

         SECTION 3.05. LATE CHARGES AND DEFAULT INTEREST. (a) Notwithstanding anything in Section 3.02 to the contrary, the Company hereby promises to pay to the Lender a "late charge" at a rate per annum equal to the Default Rate on any amount of principal of, or interest on, any Loan made by the Lender and on any fee or other amount payable by the Company hereunder to the Lender which shall not be paid in full when due (whether at stated maturity, by acceleration, prepayment or otherwise), for the period from (and including) the due date thereof to (but excluding) the date the same is paid in full; provided that no amounts shall accrue under this Section 3.05(a) for any period during which the Default Rate is in effect pursuant to Section 3.05(b) hereof. Any late charges pursuant to this Section 3.05(a) shall be payable upon demand.

         (b) Notwithstanding anything in Section 3.02 to the contrary, if an Event of Default shall occur, then, for so long as such Event of Default shall continue, upon notice from the Lender to the Company, the Company shall pay to the Lender interest at the Default Rate on the principal amount of all of the Loans hereunder for the period from (and including) the date on which such notice shall be given to (but excluding) the date on which such Event of Default shall have been cured or waived (it being acknowledged by the Company that (i) any such cure shall be to the satisfaction of the Lender, (ii) the Lender shall be under no obligation to waive such Event of Default, and (iii) the imposition of the Default Rate shall not be construed as a waiver or limitation of any rights or remedies of the Lender arising out of the Event of Default). Any additional interest pursuant to this Section 3.05(b) shall be payable upon demand.

         (c) If the amount of any principal of, or interest on, any Loan made by the Lender is not paid in full within ten (10) days after the same is due, the Company shall pay to the Lender a late fee equal to five percent (5%) of the required payment.

         (d) The Company agrees that any additional interest and late charges referred to in this Section 3.05 may be deducted from any amounts paid to the Lender before such amounts are applied to interest on or principal of the Notes.

         SECTION 3.06. REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Eurodollar Loan made by the Lender, or change the basis of taxation of payments to the Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.10 and changes in the rate of tax on the overall net income of the Lender); (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (not already included in the calculation of the Eurodollar Rate) against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or (iii) shall impose on the Lender any other condition; and the result of any of the foregoing is to increase the cost to the Lender of making, Converting into, Continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay the Lender (as the case may be) such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable.

         (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy), then from time to time, the Company shall promptly pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

         (c) If the Lender becomes entitled to claim any additional amounts pursuant to this Section 3.06, it shall, no later than 360 days after acquiring knowledge thereof, notify the Company of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail any additional amounts payable pursuant to this Section 3.06 submitted by the Lender to the Company shall be conclusive in the absence of manifest error.

         (d) The agreements in this Section 3.06 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         SECTION 3.07. ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (i) the commitment of the Lender hereunder to make Eurodollar Loans, Continue Eurodollar Loans as such and Convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled (without affecting the Lender's obligations to make Base Rate Loans hereunder) and (ii) the Lender loans then outstanding as Eurodollar Loans, if any, shall be Converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, and any Borrowing Notice given pursuant to Section 2.03 thereafter shall automatically be deemed a Borrowing Notice for Base Rate Loans. If any such Conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to the Lender such amounts, if any, as may be required pursuant to Section 3.09 hereof.

         SECTION 3.08. LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period, (i) the Lender determines, which determination shall be conclusive absent manifest error, that quotations or offerings of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being offered or made available in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein, or (ii) the Lender determines (which determination shall be conclusive absent manifest error) that the relevant rates of interest referred to in the definition of

"Eurodollar Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined, are not likely to cover adequately the cost to the Lender of making or maintaining Eurodollar Loans for such Interest Period, then the Lender shall give telecopy or telephonic notice thereof to the Company as soon as practicable thereafter. If such notice is given (A) any Eurodollar Loans, as the case may be, requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (B) any Loans that were to have been Converted to or Continued as Eurodollar Loans on the first day of such Interest Period shall be Converted to or Continued as Base Rate Loans. Until such notice has been withdrawn by the Lender, no further Eurodollar Loans, as the case may be, shall be made or continued as such, nor shall the Company have the right to convert Loans to Eurodollar Loans, as the case may be.

         SECTION 3.09. COMPENSATION. The Company shall pay to the Lender, upon request of the Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of the Lender) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a Eurodollar Loan on a date other than the last day of the Interest Period for such Loan; (ii) any failure by the Company to borrow a Eurodollar Loan on the date specified by the Borrowing Notice; (iii) any failure by the Company to pay a Eurodollar Loan on the date for payment specified in any Company's written notice. Without limiting the foregoing, the Company shall pay to Lender a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the Fixed Rate Election (as defined below) as to which the prepayment is made, shall be subtracted from the Eurodollar Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the Lender upon the payment of a Eurodollar Loan. Each reference in this paragraph to "Fixed Rate Election" shall mean the election by the Company of the Eurodollar Rate. If by reason of an Event of Default, Lender elects to declare the Notes to be immediately due and payable, then any yield maintenance fee with respect to a Eurodollar Loan shall become due and payable in the same manner as though the Company had exercised such right of prepayment. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder, and a Lender's determination of compensation hereunder shall, absent manifest error, be final, conclusive and binding on the Company.

         SECTION 3.10. TAXES. [(a)] All payments made by the Company under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Lender hereunder or under any Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Lender for its own account a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Company shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this Section 3.10(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) The Lender agrees (to the extent consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if such designation would avoid or reduce the amount of Non-Excluded Taxes; provided, however, that such designation need not be made if it would result in any additional costs, expenses or risks to the Lender (as determined by the Lender in its sole discretion) that are not reimbursed by the Company pursuant hereto or would, in the Lender's sole judgment, be otherwise materially disadvantageous to the Lender.

         SECTION 3.11. COMPUTATIONS. Interest on all Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed, and interest on all Base Rate Loans and the Revolving Loan Commitment Fee and Working Capital Loan Commitment Fee shall be computed on the basis of a year of 365 or 366 days (as the case may be), in each case including any time extended by reason of payments falling due on Saturdays, Sundays or holidays. Any change in the interest rate on the Notes resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall become effective.

         SECTION 3.12. PAYMENTS. (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made or deposited by the Company under any other Loan Document, shall be made or deposited in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Company Account, not later than 12:00 noon New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day), and the Company hereby irrevocably grants to the Lender the right to debit such Company Account for all payments to be made by the Company under this Agreement, the Notes and the other Loan Documents.

         (b) The Company hereby irrevocably authorizes the Lender (but the Lender shall not be obligated) to charge, when due, the amount of any principal, interest or other amount payable by the Company hereunder against funds in any deposit or checking account of the Company with the Lender (including, without limitation the Company Account), without the requirement of prior notice to the Company or the Lender (provided that the Lender agrees to submit a statement to the Company reflecting each such charge within fifteen (15) days thereafter).

         (c) [Intentionally Omitted]

         (d) Each payment made to the Lender under this Agreement or any Note shall be remitted in immediately available funds for the account of the Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

         (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension.

         SECTION 3.13. LENDING OFFICES. The Loans of each Type made by the Lender shall be made and maintained at the Lender's Applicable Lending Office for Loans of such Type.

         SECTION 3.14. SET-OFFS, ETC. The Company hereby grants to the Lender, a lien, security interest and right of setoff as security for all liabilities and obligations to the Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, the Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Company and any Subsidiary Guarantor even though unmatured and regardless of the adequacy of any other Collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE COMPANY OR ANY SUBSIDIARY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

                                  ARTICLE IV.

                              CONDITIONS PRECEDENT

SECTION 4.01. CONDITIONS PRECEDENT TO THE REVOLVING LOAN. The obligation of the Lender to make the Revolving Loan hereunder is subject to the receipt by the Lender of the following (in case of documentation, such documentation to be in form and substance satisfactory to the Lender, and in such number of original copies as the Lender shall have requested):

         (a) Loan Documents.

         (a)(1) Revolving Note. The Revolving Note, duly completed, executed and delivered.

         (a)(2) Working Capital Note. The Working Capital Note, duly completed, executed and delivered.

         (a)(3) Company Security Agreement. The Company Security Agreement, duly executed and delivered by the Company. In addition, the Company shall have taken such other action (including delivering to the Lender, for filing, appropriately completed and duly executed UCC financing statements and forms to be filed with the United States Patent and Trademark Office and such other statements or forms which may be necessary or required under any other applicable statute or regulation outside of the United States) as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported to be executed by the Company Security Agreement.

         (a)(4) Subsidiary Security Agreements. The Subsidiary Security Agreement, duly executed and delivered by each Subsidiary Guarantor. In addition, each Subsidiary Guarantor shall have taken such other action (including delivering to the Lender, for filing, appropriately completed and duly executed UCC financing statements and forms to be filed with the United States Patent and Trademark Office and such other statements or forms which may be necessary or required under any other applicable statute or regulation outside of the United States) as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported to be created by the Subsidiary Security Agreement.

         (a)(5) Subsidiary Guarantee. The Subsidiary Guarantee, duly executed and delivered by each Subsidiary Guarantor.

         (a)(6) Company Pledge Agreements. The Company Pledge Agreements, duly executed and delivered by the Company Pledgors holding at least a majority of the issued and outstanding Capital Stock of the Company.

         (a)(7) Subsidiary Pledge Agreements. The Subsidiary Pledge Agreement[s], duly executed and delivered by the Company and its Subsidiaries, as the case may be, together with stock certificates in respect of the Pledged Stock (as defined in the respective Subsidiary Pledge Agreement[s]), and undated stock powers executed in blank.

         (a)(8) Management Subordination Agreement. The Subordination Agreement, duly executed and delivered by GFI.

         (b) Perfection Certificate. A certificate of the Company, dated the Closing Date, substantially in the form of Exhibit H, with appropriate insertions and attachments (the "Perfection Certificate"), executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company.

         (c) Legal Opinions. An opinion of (i) Irell & Manella LLP in substantially the form of Exhibit I-1 hereto, and (ii) Pinsent Curtis, special U.K. counsel to the Lender, in substantially the form of Exhibit I-2 hereto.

         (d) Corporate Action.

         (d)(1) Company. Certified copies of the articles of organization and operating agreement of the Company and certified copies of the resolutions of its management committee and members authorizing the execution, delivery and performance of the Loan Documents and the Capitalization Documents to which it is, or shall become, a party, all certified by its Secretary.

         (d)(2) Subsidiary Guarantors. Certified copies of the articles of incorporation and by-laws of each Subsidiary Guarantor and certified copies of the resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of the Loan Documents and the Capitalization Documents to which it is, or shall become, a party, all certified by its Secretary.

         (e) Incumbency. A certificate from a Responsible Officer of each Person in (d)(1) and (d)(2) above certifying the incumbency and specimen signature of each officer of such Person authorized to execute the Loan Documents to which such Person is, or shall become, a party.

         (f) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained pursuant to Section 6.04 hereof, together with certified copies of the applicable insurance policies, and the designation of the Lender as loss payee and additional insured thereunder.

         (g) Lien Searches and Good Standing Certificates.

         (g)(1) Lien Searches. Appropriate UCC, tax and judgment and other lien and title searches of public records with respect to the Loan Parties.

         (g)(2) Certificates of Good Standing. A good standing certificate from each jurisdiction in which each Loan Party conducts business, maintains property or otherwise is licensed or authorized to do business.

         (h) Solvency Certificate. A certificate of a Responsible Officer of the Company, to the effect that, as of the Closing Date and after giving effect to the consummation of the extension of the Revolving Loan and the initial Working Capital Loans hereunder, if any, and the other transactions contemplated hereby,
(i) the aggregate value of all assets of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount which may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount which could be obtained for the property in question, as part of a going concern, within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, valuing contingent or unliquidated liabilities at their reasonable probable value) of the Company and its Subsidiaries, (ii) the Company and its Subsidiaries will not have an unreasonably small capital with which to conduct their business as contemplated to be conducted, and (iii) the Company and its Subsidiaries will have sufficient cash flow to enable them to pay their debts as they mature. Such certificate shall in addition state that the conclusions specified in clauses (i), (ii) and (iii) above, and that the financial projections and underlying assumptions contained in such analyses were at the time made, and on the Closing Date are, fair and reasonable and accurately computed in all material respects.

         (i) Financial Matters.

         (i)(1) Pro Forma Balance Sheet. The Pro Forma Balance Sheet of the Company and its Subsidiaries as at the date specified in Section 5.01(b) hereof.

         (i)(2) Projections. The Projections of the Company and its Subsidiaries for the respective periods specified in Section 5.01(c) hereof.

         (i)(3) Financial Statements - Company. The financial statements (including all reports, letters and certificates) of the Company and its Subsidiaries specified in Section 5.01(a) hereof.

         (j) No Judgment and Litigation. Evidence that (i) there exists no judgment, order, injunction or other restraint issued or filed which prohibits the entering by any Loan Party into any of the Loan Documents or the Capitalization Documents to which it is, or will be, a party, and (ii) no action, suit, litigation or similar proceeding at law or in equity by or before any court or Governmental Authority exists or is threatened with respect to the transactions contemplated hereby, by the other Loan Documents or the Capitalization Documents.

         (k) Fees, Expenses, etc.

         (k)(1) Origination Fee. Evidence that the Company shall have paid to the Lender the Origination Fee.

         (k)(2) Other Transaction Expenses & Itemization. An itemization of all transaction expenses (to the extent known or, if not known, as can at the time best be estimated) to be incurred by the Company and its Subsidiaries on or about the Closing Date in respect of the Loans and the other transactions contemplated hereby, including, without limitation, all brokers' commissions, lawyers', accountants' and consultants' fees and expenses, all investment advisory and placement fees, and any other nonrecurring expenses incurred in connection with the transactions contemplated hereby (but specifically excluding the Origination Fee) and evidence that the Company shall have paid the reasonable fees and expenses of counsel to the Lender and all filing and recordation fees, taxes, appraisal fees, title insurance and title review fees and expenses and other expenses incurred by the Lender in connection with the transactions contemplated hereby.

         (l) Discharge of Debt

         (l)(1) Discharge of Refinanced Loan Amount. Evidence that, concurrently with the making of the Revolving Loan and any initial Working Capital Loans hereunder, the Refinanced Loan Amount shall have been repaid and discharged in full and all commitments under the Refinanced Loan Documents shall have been terminated. In addition, the Lender shall have received (i) copies of all releases, termination and payoff letters and/or agreements from the Refinanced Lender in favor of the Company, and (ii) such termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Lender shall deem necessary to release and terminate of record all Liens securing such Refinanced Loan Amount.

         (l)(2) Discharge of Deferred Earn-Out Amount. Evidence that, concurrently with the making of the Revolving Loan and any initial Working Capital Loans hereunder, the Deferred Earn-Out Amount shall have been repaid and discharged in full. In addition, the Lender shall have received such instruments and certificates as it deems necessary as evidence of the discharge of the Deferred Earn-Out Amount.

         (m) Funding Instructions.

         (m)(1) Borrowing Notice. A Borrowing Notice with respect to the Loans.

         (m)(2) Payment Instructions. Irrevocable written instructions from the Company to disburse from the Company Account, upon receipt of the proceeds of the Loans to be made by the Lender on the Closing Date, such amounts to such Persons for the purpose of discharging the Refinanced Loan Amount and the Deferred Earn-Out Amount which are payable on the Closing Date.

         (n) No Change. There shall not have occurred any change, or development or event involving a prospective change, which in either case in the opinion of the Lender could reasonably be expected to have a Material Adverse Effect.

         (o) No Adverse Information. The Lender shall not have become aware of any previously undisclosed materially adverse information with respect to (i) the business, assets, operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries, (ii) the ability of any Loan Party to perform its obligations under the Loan Documents, or (iii) the rights and remedies of the Lender.

         (p) Filings. All filings and other actions required to create and perfect a first priority security interest to the Lender, pursuant to the Security Documents shall have been duly made or taken.

         (q) No Default; Representations and Warranties; Bring Down Certificate. Immediately before and after giving effect to the making of the Revolving Loan
(i) no Default hereunder shall have occurred and be continuing; and (ii) the representations and warranties made by the Company in Article V hereof shall be true in all respects on and as of the date of the making of the Revolving Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and the Lender shall have received a certificate of a Responsible Officer of the Company certifying as to the accuracy of the foregoing.

         (r) Caminus Acquisition Documents; Zai*Net Acquisition Documents. Certified copies of the Caminus Acquisition Documents, and the Zai*Net Acquisition Documents.

         (s) Refinanced Loan Documents; SS&C Documents. Certified copies of the Refinanced Loan Documents and the SS&C Documents.

         (t) Scheduled Earn-Out Payment. Evidence satisfactory to the Lender that the Scheduled Earn-Out Payment is the irrevocable and unconditional obligation of the Investor Group, and that the Investor Group shall have no recourse against the Company for such Scheduled Earn-Out Payment.

         (u) Consolidated Leverage Ratio. Evidence that the Consolidated Leverage Ratio of the Company and its Subsidiaries for the four (4) consecutive Fiscal Quarters of the Company ending on, or most recently ended prior to, December 31, 1998 is not in excess of 2.50 to 1.00.

         (v) Other Assurances. Such other certificates, opinions or other assurances as the Lender or special New York counsel to the Lender may reasonably request.

         SECTION 4.02. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Lender to make any Loan to the Company hereunder is subject to the following conditions precedent:

         (a) Compliance with Section 4.01. With respect to the initial Revolving Credit Loan and Working Capital Loan to be made hereunder on the Closing Date, if any, the Company shall have satisfied (or caused to be satisfied) all of the conditions precedent in Section 4.01 hereof.

         (b) Borrowing Notice and Borrowing Base Certificate. The Lender shall have received a Borrowing Notice as required pursuant to Section 2.03(a) hereof and, with respect to a Working Capital Loan, a Borrowing Base Certificate setting forth the computation of the Borrowing Base and delivered in compliance with Section 6.07(d)(1) hereof; provided that no Working Capital Loan to be made on the Closing Date shall be made to the Company until such time as the Lender shall have completed to its satisfaction its field exam and audit of the Company's books and records.

         (c) No Default; Representations and Warranties. Immediately before and after giving effect to the making of each Loan (i) no Default hereunder shall have occurred and be continuing; and (ii) the representations and warranties made by the Company in Article V hereof shall be true in all material respects on and as of the date of the making of such Loan (as the case may be) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Lender as follows:

         SECTION 5.01. FINANCIAL CONDITION. (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1998, and the related consolidated statements of income and consolidated statement of cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers, copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 31, 1999 and the related unaudited consolidated statements of income and consolidated statement of cash flows for the 3-month period ended on such date, copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the 3-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, as at December 31, 1998, any material Guarantee Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1998 to and including the Closing Date, there has not been and will not have been any sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of its business or property, and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Company or any of its consolidated Subsidiaries at December 31, 1998. The Company's independent accountants have not issued any management letter commenting on the Company's internal controls or otherwise.

         (b) The pro forma consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 31, 1999, certified by a Responsible Officer (the "Pro Forma Balance Sheet"), a copy of which has been provided to the Lender, is the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries adjusted to give effect (as if such events had occurred on such date) to (i) the making of the Revolving Loan, (ii) the making of any Working Capital Loans to be made on the Closing Date, (iii) the application of the proceeds of the foregoing in accordance with the terms of the Loan Documents, and (iv) the payment of all fees and expenses related to the foregoing transactions, as estimated in good faith as of the date of the Pro Forma Balance Sheet. The Pro Forma Balance Sheet, together with the notes thereto, presents fairly, on a pro forma basis, the consolidated and consolidating financial position of the Company and its Subsidiaries as at March 31, 1999, assuming that the events specified in the preceding sentence had actually occurred on such date, based upon the Company's good faith estimates.

         (c) The operating forecast, balance sheets and cash flow projections of the Company and its consolidated Subsidiaries for the period June 1, 1999 through December 31, 1999 (including monthly forecasts for the period June 1, 1999 through December 31, 1999), copies of which have heretofore been furnished to the Lender, have been prepared in good faith under the direction of a Responsible Officer of the Company (as amended from time to time, the "Projections"). The Company has no reason to believe that, as of the date of delivery thereof, the Projections are incorrect or misleading in any material respect, or omit to state any fact which would render them misleading in any material respect.

         SECTION 5.02. NO CHANGE. Since December 31, 1998, except as set forth on Schedule 3 hereto, (i) there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect, and (ii) no dividends or other distributions have been declared, paid or made upon any shares of Capital Stock of the Company, nor have any shares of Capital Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company or any of the Subsidiaries.

         SECTION 5.03. COMPLIANCE WITH LAW. Each of the Company and the Subsidiary Guarantors (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation,
(b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except, with respect to the preceding clauses (c) and (d), to the extent that the failure to be so qualified and in good standing or to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.04. NECESSARY ACTION; CONSENT; ENFORCEABLE OBLIGATIONS. (a) Each Loan Party has the power and authority and the legal right to make, deliver and perform the Loan Documents to which it is or will be a party, in the case of the Company to borrow hereunder, and to grant Liens pursuant to the Security Documents to which it is or will be a party and has taken all necessary action to authorize, in the case of the Company the borrowings on the terms and conditions of this Agreement and the Notes, the granting of Liens pursuant to the Security Documents to which it is or will be a party and the execution, delivery and performance of the Loan Documents to which it is or will be a party. Each Loan Party, as the case may be, has the power and authority and the legal right to make, deliver and perform each Capitalization Document to which it is or will be a party and has taken all necessary action to authorize the execution, delivery and performance of the Capitalization Documents to which it is or will be a party.

         (b) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which a Loan Party is or will be a party, and no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection the execution, delivery, performance, validity or enforceability of the Capitalization Documents to which a Loan Party is or will be a party, except in each case for consents, authorizations and filings which have been obtained or made, as the case may be, and are in full force and effect.

         (c) This Agreement, each Note and each other Loan Document to which a Loan Party is or will be a party, have been (or on the Closing Date will be) duly executed and delivered on behalf of such Loan Party, and this Agreement, and each Note and each other Loan Document to which it is or will be a party constitutes a legal, valid and binding obligation of the Loan Party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Each Capitalization Document to which a Loan Party is or will be a party has been duly executed and delivered on behalf of such Loan Party, and each such Capitalization Document constitutes a legal, valid and binding obligation of the Loan Party or Subsidiary party thereto, enforceable against such Loan Party or Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         SECTION 5.05. NO LEGAL BAR. The execution, delivery and performance by the Company of this Agreement and the Notes and by each Loan Party of the other Loan Documents to which it is or will be a party, the borrowings hereunder and the use of the proceeds hereof and the granting of Liens pursuant to the Security Documents, do not and will not violate any Requirement of Law or any Contractual Obligation of a Loan Party, and do not or will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Liens created by the Security Documents in favor of the Lender). The execution, delivery and performance by each Loan Party of the Capitalization Documents to which it is or will be a party do not and will not violate any Requirement of Law or any Contractual Obligation of such Loan Party and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Liens created by the Security Documents in favor of the Lender).

         SECTION 5.06. NO MATERIAL LITIGATION. Except as disclosed on Schedule 3 hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of each Loan Party, threatened, by or against any Loan Party or against any of its or their respective properties or revenues (i) with respect to this Agreement, the Notes, the other Loan Documents or the Capitalization Documents or any of the transactions contemplated hereby or thereby, or (ii) which could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.07. NO DEFAULT. No Loan Party is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         SECTION 5.08. OWNERSHIP OF PROPERTY; LIENS. Each Loan Party has valid leasehold interests in all its real property, and good title to or valid leasehold interests in, all of its property, and none of such property is subject to any Lien, except as permitted in Section 7.01 hereof. Schedule 5 hereto contains a true and correct list of all interests of the Company in Real Estate, owned or leased.

         SECTION 5.09. INDEBTEDNESS AND LIENS. (a) Part A of Schedule 4 hereto is a complete and correct list of each credit agreement, loan agreement, indenture, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness (other than Indebtedness hereunder) to, or guaranteed by, the Company or any of its Subsidiaries outstanding on the Closing Date (after giving effect to the making of the Revolving Loan and initial Working Capital Loans hereunder), and the aggregate principal or face amount outstanding (or that may become outstanding) under each such arrangement is correctly described in Part A of said Schedule 4.

         (b) Part B of Schedule 4 hereto is a complete and correct list, as of the Closing Date (after giving effect to the making of the Revolving Loan and any initial Working Capital Loans hereunder), of each Lien securing Indebtedness (other than Indebtedness incurred hereunder) of any Person covering any property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of said Schedule 4.

         SECTION 5.10. INTELLECTUAL PROPERTY, MATERIAL AUTHORIZATIONS AND CAPITALIZATION DOCUMENTS. (a) Each Loan Party owns, or is licensed to use, all Intellectual Property. No claim is pending or has been asserted by any Person challenging or questioning the use of any such Intellectual Property (other than any such assertion that has been conclusively resolved in favor of the Loan Party). The use by a Loan Party of such Intellectual Property does not infringe on the valid intellectual property rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (b) Schedule 2 hereto accurately and completely lists all (i) Intellectual Property, (ii) Capitalization Documents, (iii) employment contracts with executive employees of any Loan Party, and (iv) all Material
Authorizations, each as in effect on the Closing Date.

         (c) In addition to the Intellectual Property, each Loan Party has obtained and possesses all material permits, governmental authorizations, franchises and licenses believed to be necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect, and each of the foregoing is in full force and effect and no event has occurred which permits, or after passage of time or giving of notice or both would permit, revocation or termination of any of the foregoing so as to have a Material Adverse Effect; except that the Loan Parties have informed the Lender that the Company has certain "take or pay" license obligations to SS&C under the Distributor Agreement dated as of December 31, 1998 (as amended by the letter agreement dated as of March 29, 1999), which are applicable regardless of the Company's ability to obtain customers for or otherwise sublicense the related software products.

         SECTION 5.11. NO BURDENSOME RESTRICTIONS. No Contractual Obligation of a Loan Party and no Requirement of Law could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.12. TAXES. Each Loan Party has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings, with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party, as the case may be, and which, if such contest were adversely determined, could not reasonably be expected to have a Material Adverse Effect); and no tax liens have been filed and, to the best knowledge of each Loan Party, no claims are being asserted with respect to any such taxes, fees or other charges.

         SECTION 5.13. INSURANCE. Each of the Company and the Subsidiaries has insurance with respect to its properties, assets and business against all losses or damages or risks of the kinds customarily insured against by companies similarly situated, of the type and manner described in Section 6.04 hereof.

         SECTION 5.14. ERISA. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or Reportable Event has occurred with respect to any Plan and there are no Unfunded Benefit Liabilities under any Plan. Neither of the Company nor any ERISA Affiliate has any obligation to contribute to a Multiemployer Plan. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan (other than contribution obligations expressly contemplated under the Company's pension plan) or any trust established under Title IV of ERISA has been, or is expected by the Company or any ERISA Affiliate to be, incurred by the Company or any ERISA Affiliate. No lien under Section 412(n) of the Code or
Section 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by the Company or any ERISA Affiliate to be imposed on the assets of the Company or any ERISA Affiliate.

         SECTION 5.15. CAPITALIZATION OF COMPANY. (a) All membership interests of the Company are set forth in Part A of Schedule 1(A) hereto, have been duly authorized and validly issued and are owned by all the members of the Company.

         (b) Except as otherwise described in Part B of Schedule 1(A) hereto, there are no outstanding subscriptions, options, warrants, calls, rights (including, without limitation, preemptive rights) or other agreements or commitments of any nature to which the Company or any of its Subsidiaries is a party relating to the issuance of any Capital Stock by the Company to a Person other than the Lender.

         SECTION 5.16. SUBSIDIARIES. Schedule 1(B) hereto accurately and completely lists all Subsidiaries of the Company as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, and
(iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 1(B) hereto, (A) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it on
Schedule 1(B) hereto, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable, and (C) there are no outstanding subscriptions, options, warrants, calls, rights (including, without limitation, preemptive rights) or other agreements or commitments of any nature to which any Subsidiary is a party relating to the issuance of any Capital Stock by such Subsidiary to any Person.

         SECTION 5.17. INVESTMENT COMPANY ACT. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 5.18. HOLDING COMPANY ACT. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         SECTION 5.19. NAME CHANGE. The Company or any of its Subsidiaries has not at any time been the surviving entity of a merger or consolidation and has not changed its name (except that (i) the Company, which was originally named "GFI Caminus LLC" changed its name to "Caminus Energy Ventures LLC" and then to "Caminus LLC", (ii) Zai*Net was merged with and into the Company following the conversion of the minority interest in Zai*Net into an equity interest in the Company, and (iii) [insert details of U.K. merger - details to come]).

         SECTION 5.20. BROKERS. Neither the Company nor any other Person acting on its behalf has dealt with any broker or finder in connection with the financing contemplated by this Agreement.

         SECTION 5.21. ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 3 hereto, (i) neither the Collateral, the Real Estate nor, to the Company's knowledge, any property adjacent to or within the immediate vicinity of the Collateral or the Real Estate is being or has been used in violation of any applicable Environmental Law for the management, storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance, or as a landfill, or other waste management or disposal site, or for the storage of petroleum or petroleum based products, (ii) underground storage tanks are not and have not been located on the Collateral and the Real Estate,
(iii) the soil, subsoil, bedrock, surface water and groundwater of the Collateral and the Real Estate are free of Hazardous Substances (other than any such substances that occur naturally), (iv) there has been no release or threat of a release of any Hazardous Substance on, at or from the Collateral or the Real Estate or, to the Company's actual knowledge (without independent investigation), from any property adjacent to or within the immediate vicinity of the Collateral and/or the Real Estate which through soil, subsoil, bedrock, surface water or groundwater migration could come to be located on or at the Collateral and/or the Real Estate, and the Company or any of its Subsidiaries has not received any form of written notice or inquiry from any federal, state or local governmental agency or authority, any operator, tenant, subtenant, licensee or occupant of the Collateral and/or the Real Estate or, to the

Company's actual knowledge (without independent investigation), from any property adjacent to or within the immediate vicinity of the Collateral and/or the Real Estate or any other Person with regard to a release or the threat of a release of any Hazardous Substance on, at or from the Collateral and/or the Real Estate or, to the Company's knowledge, from any property adjacent to or within the immediate vicinity of the Collateral and/or the Real Estate, (v) all Environmental Permits necessary for the construction, equipping, ownership, use or operation of the Collateral and/or the Real Estate have been obtained and are in full force and effect, (vi) no event has occurred with respect to the Collateral and/or the Real Estate which, with the passage of time or the giving of notice, or both, would constitute a violation of or non-compliance with, any applicable Environmental Law or Environmental Permit, (vii) there are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority relating to the past, present or future construction, equipping, ownership, use, operation, sale, transfer or conveyance of the Collateral and/or the Real Estate which require any change in the present condition of the Collateral and/or the Real Estate or any work, repairs, construction, containment, clean up, investigations, studies, removal or remedial action or capital expenditures in order for the Collateral and/or the Real Estate to be in compliance with any applicable Environmental Law or Environmental Permit, (viii) there are no actions, suits, claims or proceedings, pending or (to the Company's knowledge) threatened, which could cause the incurrence of expenses or costs of any name or description or which seek money damages, injunctive relief, remedial action or remedy that arise out of, relate to or result from (A) environmental conditions at, on or in the vicinity of the Collateral or the Real Estate, (B) a violation or alleged violation of any applicable Environmental Law or non-compliance or alleged non-compliance or alleged non-compliance with any Environmental Permit, (C) the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Collateral and/or the Real Estate or, to the Company's knowledge, from any property adjacent to or within the immediate vicinity of the Collateral and/or the Real Estate, or (D) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Collateral and/or the Real Estate or the acquisition, construction, equipping, ownership, use, operation, sale, transfer or conveyance thereof.

         SECTION 5.22. ACCURACY AND COMPLETENESS OF INFORMATION. (a) All factual information, reports and other papers and data with respect to the Loan Parties and their Subsidiaries (other than projections) furnished, and all factual statements and representations made, to the Lender or the Lender by a Loan Party, or on behalf of a Loan Party, were, at the time the same were so furnished or made, when taken together with all such other factual information, reports and other papers and data previously so furnished and all such other factual statements and representations previously so made, complete and correct in all material respects, to the extent necessary to give the Lender true and accurate knowledge of the subject matter thereof in all material respects, and did not, as of the date so furnished or made, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made.

         (b) All projections with respect to the Loan Parties furnished by or on behalf of a Loan Party to the Lender were prepared and presented in good faith by or on behalf of such Loan Party. No fact is known to a Loan Party or any of the Subsidiaries which materially and adversely affects or in the future is reasonably likely (so far as such Loan Party or the Subsidiaries can reasonably foresee) to have a Material Adverse Effect which has not been set forth in the financial statements referred to in
Section 5.01 hereof or in such information, reports, papers and data or otherwise disclosed in writing to the Lender prior to the Closing Date.

         SECTION 5.23. LABOR RELATIONS. No Loan Party nor any of the Subsidiaries is engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice compliant pending or, to the best knowledge of each Loan Party and each of the Subsidiaries, threatened against a Loan Party or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (ii) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of each Loan Party and each of the Subsidiaries, threatened against a Loan Party or any of the Subsidiaries; and (iii) to the knowledge of each Loan Party and each of the Subsidiaries, no union representation question existing with respect to the employees of a Loan Party or any of the Subsidiaries and no union organizing activities are taking place with respect to any thereof.

         SECTION 5.24. YEAR 2000 PROBLEM. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Company's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Company's or its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999. The cost to the Company and its Subsidiaries of such reprogramming and testing of the reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Company to conduct its business without Material Adverse Effect.

                                  ARTICLE VI.

                              AFFIRMATIVE COVENANTS

         So long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder or under the Notes, the Company covenants and agrees with the Lender as follows:

         SECTION 6.01. MAINTENANCE OF EXISTENCE. Each of the Company and its Subsidiaries will preserve and maintain its existence and good standing in the jurisdiction of its formation, and qualify and remain qualified to do business and remain in good standing in each jurisdiction in which such qualification is required.

         SECTION 6.02. MAINTENANCE OF FINANCIAL RECORDS. Each of the Company and its Subsidiaries will keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company.

         SECTION 6.03. MAINTENANCE OF PROPERTIES. Each of the Company and its Subsidiaries will maintain, keep, and preserve all of its properties (tangible and intangible) necessary in the proper conduct of the Company Business in reasonably good working order and condition, ordinary wear and tear excepted.

         SECTION 6.04. MAINTENANCE OF INSURANCE. Each of the Company and its Subsidiaries will maintain insurance with financially sound and reputable insurers against all losses or damages or risks of the kinds customarily insured against by companies similarly situated, including, but not limited to, business interruption insurance, unemployment insurance, workmen's compensation insurance for the employees of the Company and its Subsidiaries, public liability, property damage, fire and extended coverage and comprehensive general liability insurance, all of which insurance shall (i) be in amounts and issued by companies acceptable to Lender, (ii) contain an endorsement in form and substance satisfactory to the Lender that names the Lender for the benefit of the Lender as loss payee of all casualty insurance policies and as an additional insured in all other insurance maintained by the Company and its Subsidiaries, and (iii) each policy of insurance required under this Section 6.04 shall provide that such policy may not be amended, canceled or otherwise terminated without at least thirty (30) days' prior written notice to the Lender and shall permit the Lender to pay any premium therefor within ten (10) days after receipt of any notice stating that such premium has not been paid when due. The policy or policies of such insurance, together with certificates of insurance evidencing the required coverage shall be delivered to the Lender. If the Company, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required in this Section 6.04 or to pay any premium in whole or in part relating thereto, the Lender, on behalf of the Lender, without waiving or releasing any Default or Event of Default by the Company hereunder or under any of the other Loan Documents, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that the Lender deems advisable. All sums so disbursed by the Lender, including, without limitation, premiums, reasonable attorneys' fees, costs, expenses and other charges relating thereto, shall by payable, on demand, by the Company.

         SECTION 6.05. COMPLIANCE WITH LAWS. Each of the Company and its Subsidiaries will comply with all applicable laws, rules, regulations, policies and orders of Governmental Authorities, such compliance to include, without limitation, paying, before the same become delinquent, all taxes, assessments, and governmental charges imposed upon it or upon its property (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP).

         SECTION 6.06. RIGHT OF INSPECTION. During normal business hours, the Company shall permit the Lender or any agent or representative thereof, upon two
(2) Business Days' prior notice, to examine and make copies of and abstracts from the records and books of accounts of, and visit the properties of, the Company or any of its Subsidiaries; and to discuss the affairs, finances, and accounts of the Company and its Subsidiaries with their executive officers, representatives and independent accountants.

         SECTION 6.07. REPORTING REQUIREMENTS AND NOTICES. The Company shall deliver to the Lender:

         (a) [Intentionally Omitted]

         (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year (beginning with the Fiscal Quarter in which the Closing Date occurs), consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter and related consolidated and consolidating statements of income and retained earnings and of cash flows for (i) such Fiscal Quarter, and (ii) the period beginning on the first day of the then current Fiscal Year and ending on the last day of such Fiscal Quarter, all in reasonable detail and, commencing with the Fiscal Quarter ending March 31, 2000 and thereafter, stating in comparative form the respective figures (x) for the same periods in the preceding Fiscal Year, and (ii) from the Projections for the current Fiscal Year, prepared in accordance with GAAP consistently applied and accompanied by the certificate of a Responsible Officer of the Company referred to in Section 6.07(d)(3) below.

         (c) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and related consolidated and consolidating statements of income and retained earnings and of cash flows for such Fiscal Year, setting forth in comparative form the respective figures for the preceding Fiscal Year, and all prepared in accordance with GAAP consistently applied and accompanied by the opinion and certifications referred to in Section 6.07(d)(3) and Section 6.07(e) below.

         (d) Officer's Certificates & Other Information.

                  (1) Monthly Borrowing Base Certificates. As soon as available and in any event within twenty (20) days after the last day of each calendar month (beginning with the calendar month in which the Closing Date occurs), a Borrowing Base Certificate, duly completed and certified by a Responsible Officer of the Company as at such last Business Day.

                  (2) Quarterly Compliance Certificate. With the Company's financial statements described in Section 6.07(b) hereof, (i) a certificate of a Responsible Officer of the Company in the form of Exhibit G-1 hereto, duly dated, completed and executed (herein, a "Quarterly Compliance Certificate") pursuant to which, among other things, such Responsible Officer shall certify (x) that said financial statements fairly present the consolidated and consolidating financial condition and results of operations, as the case may be, of the Company and its Subsidiaries in accordance with GAAP consistently applied, as at the end of, and for, the applicable periods (subject to normal year-end audit adjustments), (y) to the best of his or her knowledge, that no Default has occurred and is continuing as at the end of the applicable Fiscal Quarter or as at the date of such certificate (or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto), and (z) compliance with the covenants contained in Section 7.14 hereof (and demonstrating the same in reasonable detail), and, commencing with the Fiscal Quarter ending March 31, 2000 and thereafter,
                  (ii) a management report of the Company describing (x) the operational and financial condition of the Company and its Subsidiaries for such Fiscal Quarter and the portion of the Fiscal Year then elapsed, and (y) discussing the reasons for any significant variations from the Projections for the current Fiscal Year.

                  (3) Annual Compliance Certificate. With the financial statements described in Sections 6.07(c) hereof, a certificate of a Responsible Officer of the Company in the form of Exhibit G-2 hereto, duly dated, completed and executed (herein, an "Annual Compliance Certificate") certifying that (A) said financial statements fairly present the consolidated and consolidating financial condition and results of operations, as the case may be, of the Company and its Subsidiaries in accordance with GAAP consistently applied, as at the end of, and for, the applicable period, and (B) to the best of his or her knowledge, no Default has occurred and is continuing as at the end of the applicable period or as at the date of such certificate (or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto).

                  (4) Accounts Receivable Aging Report. On or before the tenth
                  (10th) day of each month, a detailed aging report setting forth amounts due and owing on Accounts Receivable on the Company's books as of the close of the preceding month.

         (e) Accountants' Opinion and Certificate. With the financial statements described in Section 6.07(c) above, (i) an opinion of PricewaterhouseCoopers or other independent certified public accountants of recognized national standing selected by the Company and satisfactory to the Lender to the effect that those financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, the applicable Fiscal Year in accordance with GAAP consistently applied, and (ii) a written statement of such independent certified public accountants to the effect that during the course of their audit of the operations of the Company and its Subsidiaries and their condition as at the end of the relevant Fiscal Year, nothing has come to their attention which would indicate that a Default or an Event of Default has occurred, or, if such cannot be certified, specifying in reasonable detail the exceptions, if any, to such statement.

         (f) Accountants' Report. Promptly upon receipt thereof, copies of all significant reports submitted to the Company by its independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Company made by such accountants, including without limitation the comment letter (if any) submitted by such accountants to the Company's management in connection with their annual audit.

         (g) Projections & Budget. As soon as available and in any event no later than the last day of each Fiscal Quarter (commencing with the Fiscal Quarter ending December 31, 1999), projections and budgets of the Company and its Subsidiaries for the forthcoming Fiscal Quarter, which shall include, on a quarterly basis, operating and capital budget, income and cash flow statements and balance sheets, and the analysis and discussion of management of such projections, all certified by a Responsible Officer of the Company as being prepared based on the assumptions and assessments believed by the Company to be reasonable and appropriate both as of the date of such projections and as of the date of submission thereof to the Lender.

         (h) Governmental Reports. Promptly upon their becoming available, copies of any and all periodic or special reports filed by, or on behalf of, the Company or any of its Subsidiaries with any Governmental Authority, if such reports indicate any material change in the business, operations, affairs or conditions of the Company or any of its Subsidiaries or if copies thereof are requested by the Lender, and copies of any and all material notices and other material communications from any Governmental Authority with respect to the Company or any of its Subsidiaries.

         (i) Securities Reports and Filings. Promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company or any of its Subsidiaries shall have filed with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange.

         (j) Notices. Promptly give notice to the Lender of any of the following:

                  (1) Default. The occurrence of any Default or Event of Default.

                  (2) Contractual Obligations. (i) Default or event of default under any Contractual Obligation relating to Indebtedness of the Company or any of its Subsidiaries (other than hereunder), and (ii) default or event of default of the Company or any of its Subsidiaries under any other Contractual Obligation which, if not cured, could reasonably be expected to have a Material Adverse Effect.

                  (3) Litigation etc. Any litigation, investigation or proceeding affecting the Company or any Subsidiary Guarantor (i) in which the amount involved is $100,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought, or
                           (iii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                  (4) Additional Collateral. The acquisition by any Loan Party of any property or interest in property (including, without limitation, Real Estate), that is not subject to a perfected Lien in favor of the Lender pursuant to the Security Documents.

                  (5) ERISA. (i) Any Termination Event with respect to a Plan has occurred or will occur, or (ii) any condition exists with respect to a Plan which presents a material risk of termination of the Plan or imposition of an excise tax or other liability on the Company or any ERISA Affiliate, or

                           (iii) there exists an accumulated funding deficiency within the meaning of Section 412 of the Code or
                           Section 302 of ERISA with respect to any Plan maintained by the Company or an ERISA Affiliate, or the Company or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or (iv) the aggregate Unfunded Benefit Liabilities under all Plans that are not Multiemployer Plans has in any year increased by $100,000 or to an amount in excess of $200,000, or (v) any condition exists with respect to a Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Sections 4203 or 4205 of ERISA) by the Company or any ERISA Affiliate from a Multiemployer Plan, or (vi) the Company or any ERISA Affiliate is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to withdrawal liability payments to a Multiemployer Plan, or (vii) the withdrawal liability (as determined in accordance with Title IV of ERISA) of the Company and the ERISA Affiliates with respect to all Multiemployer Plans has in any year increased by $200,000 or to an amount in excess of $400,000, a certificate of a Responsible Officer of the Company setting forth the details of each of the events described in clauses (i) through (vii) above as applicable and the action which the Company or the applicable ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC, any notice of withdrawal from a Multiemployer Plan, or any notice or filing with or from the IRS that relates to such events.

                  (6) Material Adverse Change. A material adverse change in the business, operations, property or financial or other condition or prospects of the Company or any of the Subsidiaries.

         (k) Other Information. With reasonable promptness, such other information and data with respect to the Company and which the Lender may reasonably request from time to time.

         SECTION 6.08. ADDITIONAL COLLATERAL. In the event that any Loan Party acquires any property or interest in property (including, without limitation, Real Estate) other than property made subject to a Lien permitted under Section
7.01 hereof, that is not subject to a perfected Lien in favor of the Lender pursuant to the Security Documents, such Loan Party shall take such action as the Lender shall request in order to promptly create and/or perfect a Lien in favor of the Lender on such property (including, without limitation, the preparation and filing of mortgages or deeds of trust in form and substance satisfactory to the Lender and a lender's policy of title or leasehold insurance, in such amount as shall be reasonably satisfactory to the Lender).

         SECTION 6.09. ENVIRONMENTAL COVENANTS. (a) The Company shall, and shall cause its Subsidiaries to, (i) construct, equip, use, operate and manage the Collateral and/or the Real Estate, in accordance with all applicable Environmental Laws and Environmental permits, and shall use reasonable efforts to cause all operators, tenants, subtenants, licensees and occupants of the Real Estate to construct, equip, use, operate and manage, in accordance with any applicable Environmental Laws and Environmental Permits, and shall not cause, allow or permit the Collateral and/or the Real Estate or any part thereof to be operated or used for the storage, treatment, generation, transportation, processing, handling, production, management or disposal of any Hazardous Substances other than in accordance with all applicable Environmental Laws and Environmental Permits, (ii) use reasonable efforts to cause all operators, tenants, subtenants, licensees and occupants of the Collateral and/or the Real Estate to obtain, comply with, and shall cause all operators, tenants, subtenants, licensees and occupants of the Collateral and/or the Real Estate to obtain and comply with, all Environmental Permits,
(iii) not cause or permit any change to be made in the present or intended construction, equipping, use or operation of the Collateral and/or the Real Estate which would (A) involve the storage, treatment, generation, transportation, processing, handling, management, production or disposal of any Hazardous Substance other than in accordance with any applicable Environmental Law, or the construction, equipping, use or operation of the Collateral and/or the Real Estate as a landfill or waste management or disposal site or for manufacturing or industrial purposes or for the storage of petroleum or petroleum based products other than in accordance with any applicable Environmental Law, (B) violate any applicable Environmental Law, (C) constitute a violation or non-compliance with any Environmental Permit, or (D) increase the risk of a release of any Hazardous Substance, (iv) promptly provide the Lender with a copy of all written notifications which it gives or receives with respect to Environmental Conditions at or in the vicinity of the Collateral and/or the Real Estate, any past or present release or the threat of a release of any Hazardous Substance on, at or from the Collateral and/or the Real Estate or any property adjacent to or within the immediate vicinity of the Collateral and/or the Real Estate (and if the Company receives or becomes aware of any such notification which is not in writing or otherwise capable of being copied, the Company shall promptly advise the Lender of such verbal, telephonic or electronic notification and confirm such notice in writing), (v) undertake and complete all investigations, studies, sampling and testing and all removal or remedial actions necessary to contain, remove and clean up all Hazardous Substances that are present at the Collateral and/or the Real Estate and are required to be removed and/or remediated by the Company in accordance with all applicable Environmental Laws and all Environmental Permits, (vi) allow the Lender and its officers, members, employees, agents, representatives, contractors and subcontractors reasonable access to the Collateral and/or the Real Estate during regular business hours of the Company for the purposes of ascertaining the Environmental Conditions at, on or in the vicinity of the Collateral and/or the Real Estate, including, but not limited to, subsurface conditions.

         (b) If at any time the Company obtains any notice or information that the Company or any of its Subsidiaries or the Collateral and/or the Real Estate or the construction, equipping, use or operation of the Collateral and the Real Estate may be in violation of any Environmental Law or in non-compliance with any Environmental permit or standard, the Lender may require that a full or supplemental environmental assessment inspection and audit report with respect to the Collateral and/or the Real Estate of a scope and level of detail reasonably satisfactory to the Lender be prepared by a professional environmental engineer or other qualified environmental scientist acceptable to the Lender, at the Company's sole cost and expense. Said audit may, but is not required to or limited to, include a physical inspection of the Collateral and/or the Real Estate, a records search, a visual inspection of any property adjacent to or within the immediate vicinity of the Collateral and/or the Real Estate, personnel interviews, review of all Environmental Permits and the conduct of a scientific testing. If necessary to determine whether a violation of an Environmental Law exists, such inspection shall also include subsurface testing for the presence of Hazardous Substances in the soil, subsoil, bedrock, surface water and/or groundwater. If said report indicates the presence of any Hazardous Substance or a Release or Disposal or the threat of a Release or Disposal of any Hazardous Substance on, at or from the Collateral and/or the Real Estate, the Company at its own cost and expense shall promptly undertake and diligently pursue to completion all necessary, appropriate investigative, containment, removal, clean up and other remedial actions required of the Company by any Environmental Law, using methods recommended by the professional engineer or other environmental scientist who prepared said audit report and acceptable to the appropriate federal, state and local agencies or authorities.

         SECTION 6.10. CERTAIN OBLIGATIONS REGARDING SUBSIDIARIES; FURTHER ASSURANCES COVENANTS. (a) The Company shall take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company are "Subsidiary Guarantors" hereunder. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall acquire or form any new Subsidiary after the date hereof, the Company or the respective Subsidiary will cause such new Subsidiary to (i) become a "Subsidiary Guarantor" by its execution and delivery to the Lender of a Subsidiary Guarantee, a Subsidiary Security Agreement and the taking of such other action (including delivering such shares of stock, executing and delivering such financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the property of such new Subsidiary as collateral security for the Obligations of such new Subsidiary hereunder, and (ii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as the Lender shall have reasonably requested. In connection with the foregoing, the Company will execute and deliver (or will cause to be executed and delivered) a Subsidiary Pledge Agreement pursuant to which all of the shares of such Subsidiary will be pledged to the Lender as collateral security for the Obligations. The Company has advised that Caminus Consultants Limited is a dormant indirect Subsidiary of the Company. Accordingly, in connection with such Subsidiary, the Company will cause to be executed and delivered a Subsidiary Pledge Agreement pursuant to which 65% of the shares of such Subsidiary will be pledged to the Lender as collateral security for the Obligations. In the event that Caminus Consultants Limited becomes an operating company, the Company shall cause such Subsidiary to become a "Subsidiary Guarantor" by its execution and delivery to the Lender of a Subsidiary Guarantee, a Subsidiary Security Agreement and the taking of such other action as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the property of such Subsidiary as collateral security for the Obligations of such Subsidiary hereunder.

         (b) The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly-Owned Subsidiary. In the event that any additional shares of stock shall be issued by any Subsidiary, the respective Loan Party agrees forthwith to deliver to the Lender pursuant to the applicable Security Documents the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Lender shall request to perfect the security interest created therein pursuant to such Security Documents.

         (c) The Company shall cause the Company Pledgors or any other member of the Company to pledge additional membership interests to the Company so that the Company shall maintain at all times a first and prior security interest in and Lien on at least 75% of the Capital

Stock of the Company, and the Company shall provide Lender, as requested from time to time, with a copy of its membership interest register to confirm the total issued and outstanding Capital Stock of the Company, that the Lender has a security interest in and Lien on at least 75% of the Capital Stock of the Company and that the Lender is properly reflected on such register as having a first and prior security interest in and Lien on the membership interests of the Company Pledgors.

         (d) The Company will, and will cause each of the other Loan Parties to, take such action from time to time as shall reasonably be requested by the Lender to effectuate the purposes and objectives of the parties to this Agreement and the other Loan Documents, including without limitation filing appropriate financing statements and executing and delivering such assignments, security agreements and other instruments in favor of the Lender.

         SECTION 6.11. ADDITIONAL CAPITAL CONTRIBUTIONS. At such time that the Company shall be required to make the Scheduled Earn-Out Payment to Rooney pursuant to the Zai*Net Acquisition Documents, the Company shall make a written call notice to the Investor Group in accordance with the terms of the Operating Agreement so that such Investor Group shall make its required additional capital contribution to the Company to fund the Scheduled Earn-Out Payment.

         SECTION 6.12. POST-CLOSING OBLIGATIONS. (a) Within 20 days after the Closing Date, the Company shall cause such additional Company Pledgors to pledge and grant a first and prior security interest in and Lien on their respective membership interest in the Company, and to execute and deliver a Company Pledge Agreement (together with appropriate UCC financing statements), so that the Company shall have a first and prior security interest in and lien on at least 75% of the Capital Stock of the Company.

         (b) Within 20 days after the Closing Date, the Company will promptly, and will cause each of the Loan Parties to promptly, take such action as may be required in connection with the execution, delivery and performance Loan Documents pertaining to Caminus Energy Limited, and any other subsidiaries that may be located in the United Kingdom in accordance with the laws, rules, regulations and customs of the United Kingdom.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS

         So long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder or under the Notes, the Company covenants and agrees with the Lender that it, or any of its Subsidiaries, will not:

         SECTION 7.01. LIENS. Create, incur, assume, or suffer to exist, any Lien, upon or with respect to any of its properties, assets or revenues, whether now owned or hereafter acquired, except:

         (a) Liens created pursuant to the Security Documents;

         (b) Liens in existence on the date hereof and listed in Part B of
Schedule 4 hereto; provided that no such permitted Liens are spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

         (c) Liens imposed by any Governmental Authority for taxes, assessments or other charges or levies (i) not yet due and payable, or (ii) which are being contested in good faith by appropriate proceedings for which appropriate reserves are maintained on the books of the Company and its Subsidiaries in accordance with GAAP;

         (d) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than sixty (60) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained on the books of the Company and its Subsidiaries in accordance with GAAP;

         (e) Pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

         (f) Liens, deposits or pledges to secure the performance of bids, tenders, trade contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

         (g) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

         (h) Easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not interfere with the occupation, use, and enjoyment by the Company or any of its Subsidiaries of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

         (i) Liens securing Indebtedness of the Company and its Subsidiaries permitted by Section 7.02(c) hereof which are incurred to finance the acquisition of fixed or capital assets used or useful in the Company Business; provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased, and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property of such property at the time it was acquired.

         SECTION 7.02. INDEBTEDNESS. Create, incur, assume, or suffer to exist, any Indebtedness, except:

         (a) Indebtedness of (i) the Company under this Agreement, and (ii) the Subsidiaries under the Subsidiary Guarantees;

         (b) Indebtedness of the Company to any Subsidiary Guarantor up to an aggregate amount of $500,000 at any one time outstanding, and of any Guarantor Subsidiary to the Company or any other Subsidiary Guarantor;

         (c) Indebtedness of the Company and any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Capital Lease or otherwise) in an aggregate principal amount not exceeding, as to the Company and its Subsidiaries, $400,000 at any time outstanding;

         (d) Indebtedness outstanding on the date hereof and listed in Part A of
Schedule 4 hereto, and any refinancing, refundings, renewals or extensions (but no increase) thereof (excluding, however, immediately upon making the Loans hereunder, the Refinanced Loan Amount and the Deferred Earn-Out Amount to be repaid on the Closing Date);

         (e) Guarantee Obligations of the Company or any of its Subsidiaries but only to the extent permitted pursuant to Section 7.07 hereof;

         (f) Indebtedness of the Company to SS&C pursuant to the SS&C Documents; and

         (g) Additional Indebtedness of the Company or any of its Subsidiaries not exceeding $100,000 in the aggregate principal amount at any one time outstanding.

         SECTION 7.03. DISPOSITION OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except (i) property not material to the conduct of the Company Business which is disposed of in the ordinary course of business (provided that the Net Proceeds of such transaction are applied to the prepayment of the Loans as provided in Section 3.04(c) hereof), (ii) the sale of inventory in the ordinary course of the Company Business, and (iii) as otherwise permitted by the Security Documents.

         SECTION 7.04. CONSOLIDATIONS, MERGERS, ETC. Liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or any substantial part of the assets of any Person (or of any division thereof) except (i) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Company or any Wholly-Owned Subsidiary of the Company, and the assets or Capital Stock of any theretofore existing Subsidiary may be purchased or otherwise acquired by the Company or any other Wholly-Owned Subsidiary (with the Company or such Wholly-Owned Subsidiary to be the surviving corporation in any such transaction), and (ii) Permitted Acquisitions pursuant to Section 7.05 hereof.

         SECTION 7.05. INVESTMENTS AND PERMITTED ACQUISITIONS. Make any loan, advance or extension of credit to any Person, or enter into any arrangement for the purpose of providing funds or credit to any Person, or purchase or otherwise acquire any capital stock, asset, obligation or other security of, make any capital contribution to, or acquire all or substantially all of the assets or securities of, or otherwise invest or acquire any interest in, any Person (any of the foregoing, an "Investment"), except for (i) Investments in Cash Equivalents; and (ii) Acquisitions on and subject to the following terms and conditions satisfactory to the Lender (each Acquisition which satisfies each of the following conditions to the satisfaction of the Lender, a "Permitted Acquisition"):

                  (A) Such Acquisition and all transactions related thereto shall be consummated in accordance with applicable Requirements of Law.

                  (B) The Seller or the division the assets of which are the subject of the Acquisition shall be in engaged in a line of business similar to the Company Business, and all of the operations of such Seller or such division shall be conducted, and all of the related properties shall be located, in the United States.

                  (C) The Company shall have delivered evidence reasonably satisfactory to the Lender that, after giving effect to such Acquisition, the Company and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section
                  7.14 hereof, calculated as if the Acquisition had been consummated on the first day of the most recently ended period of four Fiscal Quarters of the Company with respect to which period the Company shall have delivered the financial information required pursuant to Section 6.07(b) hereof.

                  (D) If such Acquisition involves the purchase of stock or other ownership interests, the same shall be effected in such a manner as to assure that the acquired entity becomes a Subsidiary of the Company and that the Company shall own, directly or indirectly, not less than one hundred percent (100%) of all such stock or other ownership interests.

                  (E) All other assets and properties acquired in connection with any such Acquisition shall be free and clear of any liens, charges and other encumbrances other than permitted under Section 7.01 hereof.

                  (F) Such Acquisition is consummated without the use of any Loan proceeds.

                  (G) Immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing.

         With respect to each Permitted Acquisition, (1) the Company shall have delivered updated financial projections for the Company and its Subsidiaries giving effect to such Acquisition that are reasonably satisfactory to the Lender, (2) the Company shall have delivered copies to the Lender of the applicable Seller's most recent annual income statement and balance sheet, together with the audit opinion thereon, if any, of the applicable Seller's independent accountants, together with available interim financial statements,
(3) the Lender shall have been afforded not less than 20 days to complete to their satisfaction the due diligence review with respect to the proposed Acquisition, including without limitation a field examination of all books and records of the applicable Seller, its accounts and facilities, (4) no later than fourteen (14) days (or such shorter period as may be reasonably practicable, if approved by the Lender) prior to the consummation of any such Acquisition or, if earlier, ten (10) days after the execution and delivery of the related Acquisition Agreement, the Company shall have delivered to the Lender copies of executed counterparts of such Acquisition Agreement, together with all schedules thereto, the forms of any additional agreements or instruments to be executed at the closing thereunder (to the extent available), (5) the Company shall have executed and caused to be executed all UCC financing statements and additional Loan Documents, as applicable (including, without limitation, Subsidiary Guarantees, Subsidiary Security Agreements, Subsidiary Pledge Agreements, Mortgages, Landlord's Waiver and amendments or joinders thereto), and provided certified copies of the resolutions of the Board of Directors of the Company or the Board of Directors, partners or board of directors of the applicable Subsidiary authorizing such Permitted Acquisition, evidence of insurance, legal opinions and such other certificates and documents as shall be reasonable requested by the Lender.

         SECTION 7.06. RESTRICTED PAYMENTS. Make any dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Capital Stock of stock of the Company, or make any payment to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company; except (i) in connection with Section 7.11(iv) hereof and (ii) that the foregoing shall not restrict the Company from declaring and making cash dividends to its members (the "Tax Reimbursement Distribution") in respect of the operations of the Company and ZAI*Net for Fiscal Year 1998, in an amount not exceeding their pro-rata share of the Tax Amount corresponding thereto, and in addition the Company may (A) from time to time declare and make a cash dividend to its members in an amount equal to the Quarterly Estimated Tax Amount for the Fiscal Quarter of the Company's Fiscal Year with respect to which such dividend is being made, and (B) if the aggregate amount of such cash dividends with respect to a Fiscal Year is less than the aggregate Tax Amount of the Company for such Fiscal Year, the Company may at any time following the end of such Fiscal Year declare and make cash dividends to its members in an amount equal to the balance of such aggregate Tax Amount, but in all cases only to the extent that (i) there is cash on hand in the Company, after the Company, in its reasonable discretion sets aside reserves for operations and contingencies, (ii) at the time of such Tax Reimbursement Distribution, the Company shall have made all scheduled loan payments required under this Agreement, (iii) the Company, for such Fiscal Year, is not treated for federal income tax purposes as a corporation required to file its own federal income tax return, and (iv) immediately before and after giving effect to such Tax Reimbursement Distribution, no Default is in existence or would occur.

         SECTION 7.07. GUARANTEE OBLIGATIONS. Incur, or suffer to exist, or assume any Guarantee Obligations, except the Subsidiary Guarantees.

         SECTION 7.08. TRANSACTION WITH AFFILIATES. Enter into any transaction (including, without limitation, the purchase, sale, or exchange of property or the rendering of any service) with any Affiliate, except that (i) any Affiliate who is an individual may serve as a director, officer, employee or consultant of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity, and (ii) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate, (iii) the Company shall be permitted to perform its obligations under the SS&C Documents, including without limitation the sale of Series B Membership Interests to SS&C upon the exercise of the SS&C Option pursuant to the SS&C Documents, (iv) the Company shall be permitted to pay Management Fees (subject to the terms and conditions of the Management Subordination Agreement) and (v) the Company shall be permitted to make intercompany transfers to its Subsidiaries, provided that any transfer in excess of $100,000 (either on an individual basis or in the aggregate at any time outstanding) shall be made as a loan from the Company to the Subsidiary, evidenced by a promissory note on arm's length terms and conditions and which promissory note is collaterally pledged by the Company to the Lender.

         SECTION 7.09. LINES OF BUSINESS. Engage in any line or lines of business activity other than the Company Business.

         SECTION 7.10. USE OF PROCEEDS. Use the proceeds of the Loans hereunder for any other purpose than as specified in Section 2.02 hereof.

         SECTION 7.11. ISSUANCE AND SALE OF SECURITIES. Issue, distribute, redeem, repurchase, acquire or sell any Capital Stock or securities convertible into or exercisable for any such Capital Stock, except (i) in connection with any Permitted Acquisition, (ii) for the sale of Series B Membership Interests to SS&C upon the exercise of the SS&C Option, (iii) in connection with any employee option plans in existence on the date hereof, (iv) for the repurchase of Capital Stock from departing employees up to an aggregate amount of $100,000 at any time, and (v) for the issuance of Capital Stock of a Subsidiary to the Company, provided that such Subsidiary is a Wholly-Owned Subsidiary and a Subsidiary Guarantor and that such Capital Stock is subject to a Subsidiary Pledge Agreement.

         SECTION 7.12. NEGATIVE PLEDGE CLAUSES. Enter into any agreement other than this Agreement and the other Loan Documents which prohibits or limits the ability of the Company or any of the Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Financing Leases and similar arrangements otherwise permitted hereunder solely to the extent of the property subject thereto.

         SECTION 7.13. ACCOUNTING CHANGES. Change its Fiscal Year end or make any material change in its accounting practices, except as otherwise required by GAAP.

         SECTION 7.14. FINANCIAL COVENANTS (a) Consolidated Fixed Charges Ratio. Permit the Consolidated Fixed Charges Ratio, determined as at the last day of each Fiscal Quarter in each of the following periods, to be less than the applicable ratio for such period as follows:

Closing Date through September 30, 1999                      1.00 to 1.00
December 31, 1999                                            1.50 to 1.00
March 31, 2000 and thereafter                                2.00 to 1.00

         (b) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio at the end of each Fiscal Quarter to be less than 2.50 to 1.00.

         (c) Capital Expenditures. Make or commit to make any Consolidated Capital Expenditures (whether paid in cash or accrued as liabilities), except for (i) Permitted Acquisitions, (ii) any asset acquired in connection with normal replacement and maintenance programs properly expensed to current operations and (iii) expenditures in the ordinary course of business not exceeding $3,000,000, in the aggregate for the Company and its Subsidiaries, during each Fiscal Year.

         SECTION 7.15. MODIFICATION OF CERTAIN DOCUMENTS. (a) Amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of the Capitalization Documents, the Operating Agreement, the SS&C Documents, the Caminus Acquisition Documents, the Zai*Net Acquisition Documents and the Refinanced Loan Documents, in any manner that might reasonably be expected to be adverse to the interests of the Lender, and in any case, upon prior written notice to the Lender.

         (b) The Company shall not, without the Lender's consent, delete or otherwise modify or change the notice on the Company's membership interest register regarding the Lender's security interest in and Lien on the membership interests of certain members reflected on such register.

         SECTION 7.16. OPTIONAL PAYMENTS. Make any optional payment or prepayment on, or redemption or repurchase of, or the setting aside of any sinking fund for or the making of any contribution for the payment of, any Indebtedness of the Company or its Subsidiaries except for the Indebtedness hereunder.

                                 ARTICLE VIII.

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 8.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall occur:

         (a) The Company shall fail to pay any principal amount of any Note as and when due and payable (whether at stated maturity or upon mandatory or optional prepayment), or the Company shall fail to pay interest on any Note or any other amount payable under this Agreement or any of the other Loan Documents within three (3) Business Days after such interest or other amount is due and payable;

         (b) Any representation or warranty made or deemed made by any Loan Party in any of the Loan Documents or in any certificate, document, financial or other statement furnished at any time under or in connection with any of the Loan Documents shall prove to have been false or misleading in any material respect on or as of the date made or deemed made or furnished;

         (c) The Company shall default in the performance of any term, covenant or agreement contained in Section 6.07(d)(1), Section 6.07(j)(1), or in Article VII hereof;

         (d) The Company shall default in the performance of any term, covenant or agreement (other than those specified in Section 8.01(c) hereof) contained in any of the Loan Documents to which it is a party, and such default shall continue unremedied for a period of thirty (30) days after notice thereof to the Company by the Lender;

         (e) Any Loan Party (other than the Company) shall default in the performance of any term, covenant or agreement contained in any of the Loan Documents to which it is a party, and such default shall continue unremedied for a period of thirty (30) days after notice thereof to such Loan Party by the Lender;

         (f) The Company or any of the Guarantors shall (i) default in the payment, when due (which default remains uncured after expiration of applicable cure or notice periods), of any amount payable in respect of any Indebtedness of the Company or such Guarantor, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise (provided that "Indebtedness" for purposes of this Section 8.01(f) shall (A) mean Indebtedness of the Company or any Guarantor which is in excess of $50,000, in the aggregate, and (B) exclude Indebtedness relating to accounts payable (other than for borrowed money) of the Company or any Guarantor; or (ii) fail to perform or observe any other term, covenant or condition on their part to be performed or observed under any agreement or instrument relating to any such Indebtedness (as limited in clause
(i) of this Section 8.01(f)), when required to be performed or observed, if, with the giving of any notice or the lapse of time or both, the effect of such failure to perform or observe is to permit the holder of such Indebtedness (or a trustee or agent on behalf of such holder) to accelerate the maturity thereof or to have caused any such Indebtedness to be declared due and payable or required to be prepaid prior to the stated maturity thereof; provided, however, that nothing in this Section 8.01(f) shall affect the provisions of Sections 8.01(a), 8.01(g) or 8.01(h) hereof;

         (g) Any of the Company or the Guarantors (i) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) shall make a general assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, trustee or other similar official for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have any such petition or application filed or any such proceeding commenced against it, in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more; or (v) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, trustee or other similar official for all or any substantial part of its properties; or
(vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more;

         (h) One or more judgments, decrees or orders for the payment of money in excess of $50,000 in the aggregate shall be rendered against the Company and/or any Guarantor and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

         (i) Any of the Security Documents shall at any time after its execution and delivery and for any reason cease (other than by reason of the actions or omissions of the Lender), to create a valid and perfected first priority security interest in and to the property purported to be subject to such Security Document, subject to any exceptions permitted hereunder and thereunder; or any of the Loan Documents shall at any time after its execution and delivery for any reason cease to be in full force and effect (other than in accordance with its terms) or shall be declared null or void; or the validity or enforceability of any of the Loan Documents shall be contested by any party thereto (other than the Lender);

         (j) (i) Any Termination Event shall occur, or (ii) any Plan shall incur an accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, in excess of $100,000, or (iii) the Company or any ERISA Affiliate shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, or (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that a Plan must be terminated or have a trustee appointed to administer any Plan, or (v) the Company or an ERISA Affiliate suffers a partial or complete withdrawal from a Multiemployer Plan or is in "default" (as defined in Section 4219 (c)(5) of ERISA) with respect to payments to a Multiemployer Plan;

         (k) There shall have been asserted against the Company or any of its Subsidiaries claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Company, such Subsidiary or any predecessor in interest of the Company or such Subsidiary, or relating to any site or facility owned, operated or leased by the Company or such Subsidiary, which claims or liabilities (insofar as they are payable by the Company or such Subsidiary, but after deducting any portion thereof which is reasonably expected to be paid by other credit worthy Persons jointly and severally liable therefor), in the reasonable judgment of the Lender are reasonably likely to be determined adversely to the Company or such Subsidiary, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect;

         (l) The Investor Group together with Brian Scanlan shall cease to own or control, in the aggregate, at least 60% of the Capital Stock of the Company;

         (m) Either GFI or OCM Caminus Investment, Inc. shall sell, transfer, assign or convey in any manner whatsoever any portion of their membership interest in the Company (other than to their Affiliates; provided that concurrently with such transfer such Affiliate collaterally pledges to the Lender the membership interest received, pursuant to a pledge agreement substantially in the form of the Company Pledge Agreement);

         (n) The Investor Group shall default in the payment, when due, of the additional capital contribution to the Company pursuant to the Operating Agreement for purposes of the Company's obligation to make the Scheduled Earn-Out Payment; or

         (o) The Company shall fail to ensure that the Lender shall at all times have a first and prior security interest in and Lien on at least 75% of the Capital Stock of the Company.

         THEN, and in any such event, the Lender may, by notice to the Company,
(i) terminate the Commitments, whereupon the same shall forthwith terminate; and
(ii) declare the aggregate outstanding principal amount of the Notes, all interest thereon, and all other amounts payable under this Agreement (including without limitation all amounts payable pursuant to Section 3.09) and the other Loan Documents to be forthwith due and payable, whereupon the aggregate principal amount of the Notes, all such interest, and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that if there shall be an Event of Default under subsection 8.01(g) hereof, the Commitments shall immediately be deemed terminated and the aggregate outstanding principal amount of the Notes, all interest thereon, and all other amounts payable under this Agreement and the other Loan Documents shall be immediately due and payable, without notice, declaration, presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company.

         SECTION 8.02. REMEDIES ON EVENT OF DEFAULT. If any of the Company's obligations hereunder or under the Notes have been, or are deemed to be, accelerated pursuant to Section 8.01, the Lender may:

                  (i) enforce the rights and remedies granted to the Lender under the Security Documents in accordance with their respective terms; and

                  (ii) enforce any of the rights or remedies granted to the Lender under any of the other Loan Documents and any other rights or remedies accorded to the Lender at equity or law, by virtue of statute or otherwise.

                                  ARTICLE IX.

                                  MISCELLANEOUS

         SECTION 9.01. NOTICES, ETC. All notices, communications, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five (5) days after deposited in the mail, air postage prepaid, or in the case of notice by telecopier (fax), when sent, or in the case of overnight courier service, one Business Day after delivery to a nationally recognized overnight courier service, addressed as follows or to such other address as may be hereafter notified by the respective parties to this Agreement and any future holders of the Notes:

                  If to the Company:

                  Caminus LLC
                  747 Third Avenue
                  New York, New York 10017
                  Tel. No.:  212-888-3600/3603
                  Fax No.:  212-888-0691 or 212-893-8747
                  Attention:        Mr. Mark Herman
                                    Chief Financial Officer
                  with a copy (except for routine
                  communications) to:

                  Anthony Iler, Esq.
                  Irell & Manella
                  333 South Hope Street
                  Suite 3300
                  Los Angeles, California 90071
                  Tel No.:  (213) 229-0516
                  Fax No.: (213) 229-0514/15


                  If to the Lender:

                  Fleet Bank, N.A.
                  1185 Avenue of the Americas
                  New York, New York  10036
                  Tel. No.: (212) 819-5767
                  Fax No. : (212) 819-4114
                  Attention:        Ms. Kathleen A. McEntee
                                    Vice President

                  with a copy (except for routine
                  communications) to:
                  Bart Pisella, Esq.
                  Nixon, Hargrave, Devans & Doyle LLP
                  437 Madison Avenue
                  New York, New York  10022
                  Tel No.: (212) 940-3000
                  Fax No.: (212) 940-3111

         SECTION 9.02. NO WAIVER; REMEDIES. No failure on the part of the Lender to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power, or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any of the other Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein and in the other Loan Documents are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.03. AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Lender, and any provision of this Agreement may be waived by the Lender only by an instrument in writing signed by the Lender.

         SECTION 9.04. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Company may not transfer or assign any of its rights or obligations hereunder or under the Notes without the prior written consent of the Lender.

         SECTION 9.05. ASSIGNMENTS AND PARTICIPATION. (a) The Lender shall have the unrestricted right at any time or from time to time, and without the Company's or any Subsidiary Guarantor's consent, to assign all or any portion of its rights and obligations hereunder to one or more Lenders or other financial institutions (each, a "Purchasing Lender"), and the Company and each Subsidiary Guarantor agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other Loan Documents executed in connection herewith as the Lender shall deem necessary to effect the foregoing. In addition, at the request of the Lender and any such Purchasing Lender, the Company shall issue one or more new promissory notes, as applicable, to any such Purchasing Lender and, if the Lender has retained any of its rights and obligations hereunder following such assignment, to the Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the Notes held by the Lender prior to such assignment and shall reflect the amount of the respective Commitments and Loans held by such Purchasing Lender and the Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Lender in connection with such assignment, and the payment by Purchasing Lender of the purchase price agreed to by the Lender, and such Purchasing Lender, such Purchasing Lender shall be a party to this Agreement and shall have all of the rights and obligations of the Lender hereunder (and under any and all other Loan Documents in connection herewith) to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Purchasing Lender, and the Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.

         (b) The Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Company or any Subsidiary Guarantor, to grant to one or more lenders or other financial institutions (each, a "Participant") participating interests in any Loans owing to the Lender, any Notes held by the Lender, any Commitment of the Lender or any other interest of the Lender hereunder and under the other Loan Documents. In the event of any such grant by the Lender of a participating interest to a Participant, whether or not upon notice to the Company, the Lender shall remain responsible for the performance of its obligations hereunder and the Company shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations hereunder. The Lender may furnish any information concerning the Company in its possession from time to time to prospective Participants, provided that the Lender shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

         (c) Nothing herein shall prohibit the Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law. No such assignment shall release the assigning Lender from its obligations hereunder.

         SECTION 9.06. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) Without limitation of the Company's obligations pursuant to Section 9.06(b) hereof, the Company agrees to pay or reimburse promptly the Lender for (i) all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and expenses of Nixon, Hargrave,

Devans & Doyle LLP, special New York counsel to the Lender, and such local counsel retained by the Lender or by special New York counsel in connection with
(A) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and extensions of credit hereunder, (B) title insurance and title insurance review, (C) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents, and (D) the Company's termination of this Agreement and voluntary prepayment in full of the Loans hereunder; (ii) all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, reasonable actual attorneys' fees and expenses) in connection with (A) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Company hereunder, and (B) the enforcement of this Section 9.06; (iii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any of the Loan Documents or any other document referred to herein or therein; and (iv) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages.

         (b) The Company hereby agrees to indemnify the Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any Real Property or any other property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) To the extent that the Company fails to pay any amount required to be paid by it to the Lender under Section 1.06(a) or (b), the Lender severally agrees to pay to the Lender, as the case may be, the Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Lender in its capacity as such.

         (d) To the extent permitted by applicable law, the Company shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions hereunder, any Loan or the use of the proceeds thereof.

         (e) All amounts due under this Section 9.06 shall be payable promptly after written demand therefor.

         SECTION 9.07. SUBMISSION TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, ANY OF THE SECURITY DOCUMENTS TO WHICH IT IS PARTY AND OTHERWISE ARISING OUT OF RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. THE COMPANY WAIVES ANY OBJECTION TO ANY ACTION OR PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY ON THE BASIS OF FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY PROCESS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 9.01 HEREOF. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE COMPANY FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE LENDER SHALL BE BROUGHT ONLY IN ANY STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY. THE COMPANY FURTHER AGREES THAT, AT THE DISCRETION OF THE LENDER, THE LENDER MAY SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW AND MAY BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 9.08. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

         SECTION 9.09. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

         SECTION 9.10. SURVIVAL. The obligations of the Company under Sections 3.06, 3.09, 3.10 and 9.06 hereof and the obligations of the Lender under Section
9.05 hereof shall survive the repayment of the Loans and the termination of the Commitments.

         SECTION 9.11. CAPTIONS. The table of contents and captions, article and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         SECTION 9.12. SEVERABILITY OF PROVISIONS. If any provision hereof shall be held to be invalid, illegal or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         SECTION 9.13. ENTIRE AGREEMENT. This Agreement, the Notes, each of the other Loan Documents to which the Company is a party represent the entire agreement among the Company, the Lender with respect to the subject matter hereof, and this Agreement, the Notes, each of the other Loan Documents to which the Company is a party supersede any and all prior discussions, commitments and agreements among the Company, the Lender, the Lender with respect to such subject matter, including without limitation that certain letter and preliminary term sheet from the Lender to the Company, dated May 19, 1999.

         SECTION 9.14. USURY LIMITATIONS. All Loan Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use or the forbearance of the Indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then such new law shall govern as of its effective date. In this regard, it is expressly agreed that it is the intent of the Company and the Lender in the execution, delivery and acceptance of this Agreement and the Notes to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.

         SECTION 9.15. INTERPRETATION AND CONSTRUCTION. The parties hereto acknowledge and agree that (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and the other Loan Documents and have contributed to their revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and the other Loan Documents; and (iii) the terms and provisions of this Agreement and the other Loan Documents shall be construed fairly as to all parties hereto and thereto, regardless of which party was generally responsible for the preparation of this Agreement and the other Loan Documents.

         SECTION 9.16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which, when taken together, shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         SECTION 9.17. CONFIDENTIALITY. The Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Company in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound lending practices and may, subject to Section 9.05(b), make disclosure reasonably required by a bona fide transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                                           COMPANY:

                                           CAMINUS LLC




                                           By:   /s/ Mark A. Herman
                                               --------------------------------
                                           Name:  Mark Herman
                                           Title:   Chief Financial Officer


                                           LENDER:

                                           FLEET BANK, N.A.




                                           By:  /s/ Kathleen A. McEntee
                                               --------------------------------
                                           Name:  Kathleen A. McEntee
                                           Title:    Vice President

                                           Lending Office for Base Rate Loans
                                           and Eurodollar Loans:

                                           FLEET BANK, N.A.
                                           1185 Avenue of the Americas
                                           New York, New York  10036

                                           Address for Notices:

                                           FLEET BANK, N.A.
                                           1185 Avenue of the Americas
                                           New York, New York  10036
                                           Telephone No.:  212-819-5400
                                           Telecopier No.:  212-819-4114

                                                                      Schedule A
                                   COMMITMENTS

     NAME OF LENDER           REVOLVING LOAN       WORKING CAPITAL LOAN           TOTAL
                                COMMITMENT              COMMITMENT
 --------------------         --------------      --------------------         -----------
    Fleet Bank, N.A.
                                $2,500,000              $2,500,000              $5,000,000

         TOTAL:                 $2,500,000              $2,500,000              $5,000,000
                                 ---------               ---------               ---------

                                                                   Schedule 1(A)

                                 CAPITALIZATION

PART A       -    MEMBERSHIP INTERESTS

         See Attachment A for a list of outstanding Series A Membership
Interests.


PART B       -    OUTSTANDING SUBSCRIPTIONS, OPTIONS, WARRANTS, ETC.

         See Attachment B and Attachment C for a list of outstanding Caminus Options (exercisable for Series B Membership Interests), GFI Options (exercisable for Series C Membership Interests) and outstanding incentive options (exercisable for Series B Membership Interests) granted to employees and other service providers.

                                                                   Schedule 1(B)

                                  SUBSIDIARIES

        SUBSIDIARY             JURISDICTION OF         REGISTERED OWNER     NUMBER OF SHARES(1)
                                INCORPORATION
     --------------------      ---------------         ----------------    ------------------

  Caminus Energy Limited           England             Caminus Limited            99 ordinary

                                                         Nigel Evans              1 ordinary

      Caminus Limited              England               Caminus LLC             950 ordinary

 Zai Net Software Limited          England             Caminus Limited           100 ordinary

    Caminus Consultants
          Limited                  England             Caminus Limited           100 ordinary

----------------------------
(1) Unless otherwise indicated, for each Subsidiary, number of shares owned by the identified registered owner represents 100% of the issued and outstanding capital stock of such subsidiary.

                                                                      Schedule 2


                 INTELLECTUAL PROPERTY, MATERIAL AUTHORIZATIONS,
               CAPITALIZATION DOCUMENTS, OTHER MATERIAL AGREEMENTS




Intellectual Property:  See Attachment 2A for list of Intellectual Property.

Material Authorizations:  None.

Capitalization Documents/Employment Agreements:

Company Operating Agreement dated as of May 12, 1998 (including, without limitation, Appendix B thereto).

Service Agreement dated September 1, 1998 with Nicholas E.V. Perry and related materials.

Employment Agreement dated October 21, 1998 with David Stoner and related materials.

Service Agreements dated May 12, 1998 between Caminus Energy Ltd. and each of Dr. Nigel L. Evans, Dr. Michael Morrison and Dr. Serena K. B. Hesmondhalgh.

Employment Agreement dated May 12, 1998 with Brian Scanlan.

Employment Agreement dated May 12, 1998 with Simon Young.

Employment Agreement dated November 13, 1998 with Corwin Joy.

Letter agreement dated November 13, 1998 with Paul Addison LaMar.

Employee Equity Ownership Agreement dated November 13, 1998 with Paul Addison LaMar.

Letter agreement dated November 13, 1998 with Richard A. Langham.

Employee Equity Ownership Agreement dated November 13, 1998 with Richard A. Langham.

Purchase and Option Agreement dated as of December 31, 1998 with SS&C Technologies, Inc. (as amended by letter agreement dated March 29, 1999).

Distributorship Agreements dated as of May 12, 1998 with SS&C Technologies, Inc. (as amended by letter agreement dated March 29, 1999).

Purchase Agreement dated May 12, 1998 among Zai*Net Software, Inc. GFI Caminus LLC (now Caminus LLC) and the other parties thereto (together with ancillary documents included in closing binder previously supplied to Lender's counsel).

Stock Purchase Agreement dated May 12, 1998 among GFI Caminus LLC (now Caminus
LLC), Caminus Energy Ltd. and the other parties thereto (together with ancillary documents included in closing binder previously supplied to Lender's counsel).

Purchase Agreement dated November 13, 1998 between ZAI*NET Software, L.P. (now Caminus LLC) and Corwin Joy, dba Positron Energy Consulting (together with ancillary documents included in closing binder previously supplied to Lender's counsel).

Conversion Agreement and Amendment of Purchase Agreement dated December 31, 1998 among Caminus Energy Ventures LLC (now Caminus LLC), Rooney Software, L.L.C. and the other parties thereto.

ZAI*NET Software, L.P. was merged with and into Caminus LLC pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware on March 2, 1999.

See lists of issued and outstanding options and warrants included as part of
Schedule 1(A) above.

Company has employment letters with most employees. Except as indicated in agreements listed above, employment status is indicated to be at will.

Other:

Pursuant to March 29, 1999 letter agreement with SS&C Technologies, the amount of the option previously granted to SS&C on Series B Membership Interests was reduced from 3,636,309 notional shares to 2,909,047 notional shares.

                                                                   Attachment 2A


TRADEMARKS:

Description                            Reg. No.              Issue Date            Title Holder
-----------                            --------              ----------            ------------
1.  Zai*Net Design Only                2,094,226             9/9/97                Caminus LLC
2.  Zai*Net and Design                 2,076,995             7/8/97                Caminus LLC
3.  Zai*Net                            1,782,466             7/20/93               Caminus LLC
4.  Weather Delta                      pending               pending               Caminus LLC


COPYRIGHTS:


Description                             Reg. No.              Issue Date            Title Holder
-----------                             --------              ----------            ------------
Zai*Net Foreign                         Tx-2382109            6/8/92                Caminus LLC
Exchange (jx) Trading
System User Guide

                                                                      Schedule 3


                                   DISCLOSURES


None.

                                                                      Schedule 4


                         EXISTING INDEBTEDNESS AND LIENS

Part A

Promissory Note dated March 31, 1999 in the original principal amount of $1,250,000 issued to OCM Principal Opportunities Fund, L.P.

Earn-out payments due to former owners of ZAI*NET Software, Inc. pursuant to Purchase Agreement dated May 12, 1998. $2,187,500 will be paid from initial draw-down under Credit Agreement; additional payment of $2,187,500 due on April 15, 2000 (of which approximately $1,800,000 required to be funded by certain members of the Company as additional capital contribution).

Contingent purchase price payments may be owed pursuant to provisions of the Purchase Agreement dated November 13, 1998 between ZAI*NET Software, L.P. (now Caminus LLC) and Corwin Joy, dba Positron Energy Consulting.

Distibutor Agreement with SS&C Technologies, Inc. dated December 31, 1998 (as amended by letter agreement dated March 29, 1999) (mandatory take or pay license fees).

Part B

For list of liens securing Indebtedness, please refer to UCC search attached hereto as Attachment 4A.

                                                                      Schedule 5


                                   REAL ESTATE


     747 Third Avenue
     New York, New York  10017

     5444 Westheimer Road
     Houston, Texas  77056

     3 America Square
     London, England EC3

     65-66 Queen Street
     London, England EC4R 0RA

     Caminus House Castle Park
     Cambridge, England CB3 0RA